                                                                     EXHIBIT 2.1

                        AGREEMENT AND PLAN OF MERGER



                                      AMONG



                      DIGITAL SYSTEMS INTERNATIONAL, INC.,



                            VISION MERGER CORPORATION



                                       AND



                              VIEWSTAR CORPORATION



                                      AS OF

                                OCTOBER 14, 1996





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                                    CONTENTS



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EXHIBIT INDEX
         Exhibit 1             Form of Restricted Stock Purchase Agreement
         Exhibit 5.16          Company Tax Matters Certificate
         Exhibit 6.16          Digital Tax Matters Certificate
         Exhibit 7.3           Shareholders Agreement
         Exhibit 8.2(e)        Form of Opinion of Counsel for the Company
         Exhibit 8.2(h)        List of Company Officers Executing Employment
                               Agreements
         Exhibit 8.3(e)        Form of Opinion of Counsel for Digital


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                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of October 14, 1996, among Digital Systems International, Inc., a Washington corporation ("Digital"), Vision Merger Corporation, a Washington corporation and a direct wholly owned subsidiary of Digital ("Merger Sub"), and ViewStar Corporation, a California corporation (the "Company").

                                    RECITALS

         WHEREAS, the Boards of Directors of Digital, Merger Sub and the Company each have determined that it is in the best interests of their respective shareholders for Merger Sub to merge with the Company upon the terms and subject to the conditions of this Agreement;

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Code (as defined below);

         WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests; and

         NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, Digital, the Company and Merger Sub hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the respective meanings set forth below:

         "AAA Rules":  As defined in Section 4.6.

         "Acquisition Proposal":  As defined in Section 7.2(a).

         "Affiliate":  As defined in Rule 12b-2 under the Exchange Act.

         "Alternative Transaction":  As defined in Section 11.1(c).

         "Authorization": Any consent, approval or authorization of, expiration or termination of any waiting period requirement (including pursuant to the Hart-Scott-
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Rodino Antitrust Improvements Act of 1976, as amended) by, or filing, registration, qualification, declaration or designation with, any Governmental Body.

         "CCC":  The California Corporations Code.

         "Certificates":  As defined in Section 4.3.

         "Closing":  The closing of the Merger.

         "Closing Consideration":  As defined in Section 4.2.

         "Closing Date":  The date on which the Closing occurs.

         "Code": The Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder, as in effect from time to time.

         "Comdisco" and the "Comdisco Warrant":  As defined in Section 4.1(e).

         "Company":  ViewStar Corporation, a California corporation.

         "Company Affiliates":  As defined in Section 7.10.

         "Company Claim":  As defined in Section 7.8(a).

         "Company Common Stock": Common stock, par value $.001 per share, of the Company.

         "Company Consent Solicitation":  As defined in Section 7.3(a).

         "Company Disclosure Statement": The disclosure statement dated the date of this Agreement delivered by the Company to Digital.

         "Company Financial Statements":  As defined in Section 5.10.

         "Company Indemnitees":  As defined in Section 7.8(a).

         "Company Option Plans":  As defined in Section 4.1(d).

         "Company Preferred Stock": Series A Preferred Stock, par value $.01 per share, of the Company.

         "Company Tax Matters Certificate":  As defined in Section 5.16.

         "Confidentiality Agreement": The letter agreement between the Company and Digital dated September 19, 1996.


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         "Designee":  As defined in Section 7.16.

         "Digital": Digital Systems International, Inc., a Washington corporation.

         "Digital Acquisition Proposal":  As defined in Section 7.18.

         "Digital Claim Reserve Amount":  As defined in Section 4.2.5(c).

         "Digital Claims":  As defined in Section 4.2.1(c).

         "Digital Common Shares": Shares of common stock, par value $.01 per share, of Digital.

         "Digital Disclosure Statement": The disclosure statement dated the date of this Agreement delivered by Digital to the Company.

         "Digital Employee Stock Purchase Plan":  As defined in Section 6.4.

         "Digital Financial Statements": The financial statements included in the Digital SEC Reports.

         "Digital Losses":  As defined in Section 4.2.1(a).

         "Digital Option Plans": The stock option plans for employees, officers and directors of Digital identified in the Digital SEC Reports, together with the Digital Stock Incentive Plan.

         "Digital SEC Reports":  As defined in Section 6.10.

         "Digital Shareholders Meeting":  As defined in Section 7.3(b).

         "Digital Stock Incentive Plan":  As defined in Section 4.1(d).

         "Digital Tax Matters Certificate":  As defined in Section 6.16.

         "DOL":  The United States Department of Labor.

         "Effective Time":  As defined in Section 2.2.

         "Employee Benefit Plan":  As defined in Section 5.7(a).

         "ERISA": The Employee Retirement Income Security Act of 1974, as amended, and all regulations promulgated thereunder, as in effect from time to time.

         "Exchange Act":  The Securities Exchange Act of 1934, as amended.


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         "Exchange Agent":  As defined in Section 4.3.

         "Exchange Ratio":  As defined in Section 4.1(a).

         "Fees":  As defined in Section 11.1(e).

         "Governmental Body": Any federal, state, municipal, political subdivision or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         "Holdback Shares":  As defined in Section 4.2.

         "Holdback Termination Date": The date six months following the Closing Date or such shorter period as may be required to ensure that the Merger may be accounted for as a "pooling of interests."

         "Intellectual Property": All intellectual property rights, including, but not limited to, patents, patent applications, trademarks, trademark applications and registrations, service marks, service mark applications and registrations, copyrights, licenses and customer lists, proprietary processes, formulae, inventions, trade secrets, know-how, development tools and other proprietary rights used by the Company and its Subsidiaries or Digital and its Subsidiaries, as the case may be, pertaining to any product, software or service manufactured, marketed, licensed or sold by the Company and its Subsidiaries or Digital and its Subsidiaries, as the case may be, in the conduct of their business or used, employed or exploited in the development, license, sale, marketing, distribution or maintenance thereof, and all documentation and media constituting, describing or relating to the above, including, but not limited to, manuals, memoranda, know-how, notebooks, software, records and disclosures.

         "Intellectual Property Licenses": All license agreements or other agreements which in any way affect the rights of the Company or of Digital to any of their respective Intellectual Property.

         "IRS":  The U.S. Internal Revenue Service.

         "Issuance":  As defined in Section 7.3(b).

         "knowledge" (and any derivatives thereof): The actual knowledge of a Person (or, in the case of a corporation, partnership or other entity, the actual knowledge of its executive officers) after inquiry of the appropriate employee charged with principal responsibility for the subject matter thereof, and any further investigation that may be appropriate where the circumstances would indicate the need for further investigation, but no information known by any other employee, or any attorney, accountant or other


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representative, of such party shall be imputed to such party unless such information would have been disclosed by such an investigation.

         "Merger": The merger of Merger Sub with and into the Company as contemplated by Section 2.1.

         "Merger Documents":  As defined in Section 2.2.

         "Merger Sub": Vision Merger Corporation, a Washington corporation and a direct wholly owned Subsidiary of Digital.

         "Nasdaq/NM":  The Nasdaq National Market.

         "Open Digital Claim":  As defined in Section 4.2.5(c).

         "Operative Documents": This Agreement (including all Exhibits hereto, the Company Disclosure Statement and the Digital Disclosure Statement), the Shareholders Agreement and any other documents the execution of which is necessary in order to consummate the Merger.

         "Option":  As defined in Section 4.1(d).

         "Person": Any individual or corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

         "Personal Property":  As defined in Section 5.17(b).

         "Proxy Statement/Prospectus":  As defined in Section 7.4.

         "RCW":  The Revised Code of Washington.

         "Real Property":  As defined in Section 5.17(a).

         "Replacement Option":  As defined in Section 4.1(d).

         "Representative Reimbursement":  As defined in Section 4.2.7.

         "Respective Representatives":  As defined in Section 7.7.

         "Response Period":  As defined in Section 4.2.5(b).

         "Restricted Stock": Shares of Company Common Stock issued as restricted stock pursuant to the form of Restricted Stock Purchase Agreement attached hereto as Exhibit 1.

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         "S-1 Registration Statement": The registration statement on Form S-1,
Registration Number 333-09573, as amended, filed by the Company with the SEC under the Securities Act to effect an initial public offering of the Company Common Stock.

         "S-3 Registration Statement":  As defined in Section 7.5.

         "S-4 Registration Statement":  As defined in Section 7.4.

         "SEC":  The Securities and Exchange Commission.

         "Securities Act":  The Securities Act of 1933, as amended.

         "Share Consideration":  As defined in Section 4.1(b).

         "Shareholder Representative":  As defined in Section 4.2.4(a).

         "Shareholders": The shareholders of the Company immediately prior to the Effective Time.

         "Shareholders Agreement":  As defined in Section 7.3(a).

         "Shares": Collectively, the shares of Company Common Stock and Company Preferred Stock.

         "Software Products":  As defined in Section 5.9(b).

         "Subsidiary": As to any Person, any other Person of which at least 50% of the equity or voting interests are owned, directly or indirectly, by such first Person.

         "Superior Proposal":  As defined in Section 7.2(a).

         "Surviving Corporation":  The surviving corporation in the Merger.

         "Tax Returns": All tax returns, information returns and reports for Taxes required to be filed with any Governmental Body.

         "Taxes": All taxes, charges, fees, levies or other assessments, including, but not limited to, income, excise, gross receipts, property, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, severance, stamp, occupation, windfall profits, social security and unemployment or other taxes imposed by the United States or any agency or instrumentality thereof, any state, county, local or foreign government, or any agency or instrumentality thereof, and any


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interest or fines, and any and all penalties or additions relating to such taxes, charges, fees, levies or other assessments.

         "Third Party":  As defined in Section 11.1(c).

         "Threshold":  As defined in Section 4.2.1(b).

         "Warrant":  As defined in Section 4.1(e).

         "WBCA":  The Washington Business Corporation Act.

                                   ARTICLE II

                       THE MERGER; EFFECTIVE TIME; CLOSING

2.1      THE MERGER

         Upon the terms and subject to the conditions of this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company in accordance with the provisions of the WBCA and the CCC and with the effects provided in RCW 23B.11.060 and CCC Section 1107. The separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the Surviving Corporation and shall be governed by the laws of the state of California. Notwithstanding the foregoing, at any time prior to the Closing Date, Digital may elect to have Merger Sub be the Surviving Corporation so long as such action does not result in the inability to satisfy any of the conditions set forth in Article VIII.

2.2      EFFECTIVE TIME

         As soon as practicable following satisfaction or waiver of the conditions set forth in Article VIII, the parties shall file with the appropriate Governmental Bodies all documents (executed in accordance with the relevant provisions of the WBCA and the CCC) required to be filed under the WBCA and the CCC to consummate the Merger (the "Merger Documents"). The Merger shall become effective on the date and at the time (the "Effective Time") that the Merger Documents have been accepted for filing by the appropriate Governmental Bodies (or such later date and time as may be specified in the Merger Documents), which shall be the Closing Date or as soon as practicable thereafter.

2.3      CLOSING

         Subject to the fulfillment or waiver of the conditions set forth in
Article VIII, the Closing shall take place (a) at the offices of Perkins Coie, 1201 Third Avenue,

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Seattle, Washington, at 10 a.m. within one business day of the date of receipt of the last of the approvals required by Sections 8.1(a) and (b) or (b) at such other place and/or time and/or on such other date as Digital and the Company may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article VIII.

                                   ARTICLE III

                                 TERMS OF MERGER

3.1      ARTICLES OF INCORPORATION

         The Articles of Incorporation of the Company in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and of the CCC.

3.2      BYLAWS

         The Bylaws of the Company in effect at the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the Articles of Incorporation of the Surviving Corporation and of the CCC.

3.3      DIRECTORS

         The directors of Merger Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.

3.4      OFFICERS

         The officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Articles of Incorporation and Bylaws.


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                                   ARTICLE IV

                       MERGER CONSIDERATION; CONVERSION OR
                      CANCELLATION OF SHARES IN THE MERGER

4.1      SHARE CONSIDERATION; CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

         Subject to the provisions of this Article IV, at the Effective Time, by virtue of the Merger and without any action by holders thereof, the shares of the capital stock of the constituent corporations shall be converted as follows:

         (a) Other than Shares as to which dissenters' rights of appraisal have been exercised, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into 0.693 Digital Common Shares (the "Exchange Ratio") and each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into a number of Digital Common Shares equal to the product of the Exchange Ratio times the number of shares of Company Common Stock into which such Company Preferred Stock is convertible immediately prior to the Effective Time. If, prior to the Effective Time, Digital should split or combine the Digital Common Shares, or pay a stock dividend or other stock distribution in Digital Common Shares, or otherwise change the Digital Common Shares into any other securities, or make any other dividend or distribution on the Digital Common Shares, then the Exchange Ratio will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

         (b) All Shares converted into Digital Common Shares pursuant to this
Section 4.1 shall cease to be outstanding, shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights as Company Shareholders with respect to such Shares, except the right to receive for each of the Shares, upon the surrender of such certificate in accordance with Section 4.3, and subject to
Section 4.2, the amount of Digital Common Shares specified above (the "Share Consideration") and cash in lieu of fractional Digital Common Shares as contemplated by Section 4.4.

         (c) Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall evidence the same number of shares of common stock of the Surviving Corporation.

         (d) At the Effective Time, each outstanding option to purchase Shares (each, an "Option") issued pursuant to any of the Company's stock option plans (the

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"Company Option Plans"), whether vested or unvested, shall convert into an option (a "Replacement Option") to acquire, on the same terms and conditions, including the vesting schedule, as were applicable under such replaced Option prior to the Effective Time, the number of Digital Common Shares (rounded down to the nearest whole number) equal to the product of the Exchange Ratio and the number of Shares subject to such Option, at a price per share equal to the aggregate exercise price for the Shares subject to such Option divided by the number of full Digital Common Shares deemed to be purchasable pursuant to such Replacement Option; provided, however, that in no event shall the terms of any Replacement Option give the employee additional benefits that he or she did not have under an original Option that is described in Section 421(a) of the Code. Following the Effective Time, upon surrender of the outstanding Options, Digital shall deliver to holders of Options appropriate option agreements representing the Replacement Options.

         Digital shall submit to its shareholders at the Digital Shareholders Meeting a proposal to adopt a new stock option plan (the "Digital Stock Incentive Plan") with a sufficient number of Shares reserved thereunder to permit the issuance of the Replacement Options. Digital shall use all reasonable efforts to file on or prior to the Closing Date, and maintain the effectiveness of, a registration statement or registration statements on Form S-8 with respect to Digital Common Shares subject to such Replacement Options (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Replacement Options remain outstanding. In the event approval of the Digital Stock Incentive Plan is not obtained at the Digital Shareholders Meeting, each Option shall be assumed by Digital and deemed to constitute a Replacement Option.

         (e) On or before the Closing Date, each holder, other than Comdisco, Inc. ("Comdisco") of an outstanding warrant to purchase Shares (each, a "Warrant") shall have exercised such Warrant for Shares in accordance with its terms. Warrants that have not been exercised as of the Effective Time shall terminate in accordance with their respective terms; provided, however, that if, prior to the Closing Date, Comdisco shall not have exercised its Warrant dated May 31, 1996, to purchase 42,857 shares of Company Preferred Stock at a per share price of $0.70 (the "Comdisco Warrant"), then Comdisco and Digital shall enter into a written agreement providing that the Comdisco Warrant shall be replaced by a warrant to acquire, on the same terms and conditions as were applicable under the Comdisco Warrant, 8,486 Digital Common Shares at a per share price of $3.53.

         (f) Each share of Restricted Stock outstanding at the Effective Time shall convert into 0.693 Digital Common Shares in accordance with Section 4.1(a) and

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shall remain subject to the same terms and conditions, including the vesting schedule, as were applicable to such Restricted Stock prior to the Effective
Time.

4.2       CLOSING CONSIDERATION; HOLDBACK

         Each Shareholder (other than Shareholders exercising dissenters' rights) will receive, upon surrender of such Shareholder's Certificates in accordance with Section 4.3, a number (rounded down to the nearest whole number) of Digital Common Shares equal to 90% of the Share Consideration to which such Shareholder shall be entitled (the "Closing Consideration"). The remaining 10% of the Share Consideration (together with any dividends or distributions accrued or made thereon after the Effective Time and any other securities or property which may be issued after the Effective Time in exchange for such shares in any merger or recapitalization or similar transaction involving Digital, the "Holdback Shares") will be held by Digital in order to effect any reduction in the Share Consideration pursuant to the provisions of this Section 4.2. On the Holdback Termination Date, except as otherwise specified in this Section 4.2, Digital will issue certificates to each Shareholder for such Shareholder's Holdback Shares that have not been retransferred to Digital in accordance with the provisions of this Section 4.2.

         4.2.1      PURCHASE PRICE REDUCTION

         (a) From and after the Effective Time, and subject to the provisions of this Section 4.2, the Share Consideration shall be reduced by a number of Digital Common Shares equal in value to the amount of any and all losses, damages, debts, liabilities, obligations, judgments, orders, awards, writs, injunctions, decrees, fines, penalties, taxes, costs or expenses (including but not limited to any legal or accounting fees or expenses, other than those incurred by Digital in connection with asserting a Digital Claim under this
Section 4.2) incurred by Digital or any of its officers, directors or Affiliates ("Digital Losses") arising out of or in connection with:

                  (i) any inaccuracy in any representation or warranty made by the Company or a Company Affiliate in this Agreement or in any other Operative Document or in any certificate delivered pursuant hereto or thereto, or

                 (ii) any failure by the Company or a Company Affiliate to perform or comply, in whole or in part, with any covenant or agreement in this Agreement or in any other Operative Document.

         (b) Notwithstanding the foregoing, the Share Consideration shall not be reduced until the aggregate Digital Losses exceed $350,000 (the "Threshold"); provided, however, that once the aggregate Digital Losses exceed the Threshold, the


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Share Consideration shall be reduced only by a number of Digital Common
Shares equal in value to the amount by which all Digital Losses exceed the Threshold.

         (c) Prior to submitting any claim that the Share Consideration should be reduced (a "Digital Claim"), Digital shall use reasonable efforts to determine the amount, if any, by which the Digital Losses would be offset by Digital's recovery of insurance proceeds and reduction of tax liabilities and to provide the Shareholders notice of and a description of such determination. Any adjustment to the Share Consideration under this Article IV shall be reduced to the extent any Digital Losses specified in a Digital Claim are reduced by such a recovery or reduction.

         (d) The Share Consideration shall not be reduced with respect to any Digital Claims which are first asserted by Digital after the Holdback Termination Date.

         4.2.2      CERTIFICATES

         Certificates representing the Holdback Shares shall be held by Digital, subject to Digital's rights of retransfer under this Section 4.2, and will bear a legend to that effect. The record or beneficial owners of Holdback Shares shall execute and deliver such instruments as Digital may from time to time reasonably request for the purpose of retransferring any Holdback Shares to Digital or the Shareholder Representative.

         4.2.3      RELEASE OF HOLDBACK SHARES

         Digital shall hold the Holdback Shares in accordance with this Agreement and shall transfer the Holdback Shares only as follows:

         (a) Holdback Shares shall be (i) retransferred to Digital, when and to the extent authorized under this Section 4.2, to effect any reduction in the Share Consideration resulting from Digital Claims under this Section 4.2, and
(ii) transferred to the Shareholder Representative in connection with Representative Reimbursements in accordance with Section 4.2.7. Any Holdback Shares to be retransferred to Digital or transferred to the Shareholder Representative pursuant to this Section 4.2 shall be rounded to the nearest whole share and shall be valued on the basis of the last reported sale price of Digital Common Shares on the Nasdaq/NM (i) in the case of transfers to Digital, on the Closing Date and (ii) in the case of a transfer to the Shareholder Representative in accordance with Section 4.2.7, on the last business day preceding such transfer.

         (b) On the Holdback Termination Date, the Holdback Shares (excluding Holdback Shares retransferred to Digital or transferred to the Shareholder Representative in accordance with paragraph (a) of this Section 4.2.3 or held in


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reserve pending resolution of an Open Digital Claim) shall be released to the
Shareholders pro rata in accordance with their percentage ownership of the Company immediately prior to the Effective Time; provided, however, that no Holdback Shares shall be released to any Shareholder who has not previously surrendered all of such Shareholder's Certificates in accordance with Section 4.3.

         (c) After the Holdback Termination Date, when a final determination is made with respect to any Open Digital Claim, (i) the number of Holdback Shares transferable to Digital as a result of such final determination shall be transferred to Digital from the Digital Claim Reserve Amount for such Open Digital Claim, (ii) Holdback Shares shall be transferred to the Shareholder Representative in accordance with Section 4.2.7 for additional Representative Reimbursements not in excess of the Holdback Shares remaining in the Digital Claim Reserve Amount, and (iii) the Holdback Shares included in such Digital Claim Reserve Amount remaining after the transfers in (i) and (ii) above shall be released to the Shareholders pro rata in accordance with their percentage ownership of the Company immediately prior to the Effective Time.

         4.2.4      SHAREHOLDER REPRESENTATIVE

         (a) In order to facilitate the administration of the Digital Claims procedure set forth in Sections 4.2.5 and 4.2.6, promptly after the Closing Date, the holders of a majority in interest of the Holdback Shares shall select a Person (the "Shareholder Representative") to act for and on behalf of all holders of the Holdback Shares with respect to all matters arising in connection with this Section 4.2 including, without limitation, the power and authority, in his or her sole discretion, to:

                  (i) take any action contemplated to be taken by the Shareholder Representative under this Section 4.2;

                  (ii) negotiate, determine, defend and settle any dispute which may arise under this Section 4.2; and

                  (iii) make, execute, acknowledge and deliver any releases, assurances, receipts, requests, instructions, notices, agreements, certificates and any other instruments, and to generally do any and all things and to take any and all actions which may be requisite, proper or advisable in connection with this Section 4.2.

         (b) The holders of a majority in interest of the Holdback Shares may replace the Shareholder Representative at any time with a substitute Shareholder Representative who shall have all the powers and responsibilities of the Shareholder Representative set forth in this Section 4.2.


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         (c) Neither the Shareholder Representative, nor any substitute
Shareholder Representative, shall be liable to any Person for any action taken or any omission to act, in good faith, in connection with the Shareholder Representative's responsibilities as Shareholder Representative.

         (d) Promptly following his or her selection, the Shareholder Representative, or any substitute Shareholder Representative, shall provide Digital with a written certification of his or her selection and of the address for notices to such Shareholder Representative. Digital may thereafter deal exclusively with the Shareholder Representative in connection with the Digital Claims procedure in reliance on such certification. Whenever in connection with the provisions of this Section 4.2 Digital shall receive any certificate or other written correspondence from the Shareholder Representative, such certificate or other written correspondence shall be full authorization to Digital for any action taken or suffered in good faith by it under the provisions of this Section 4.2 in reliance thereon.

         4.2.5      DIGITAL CLAIMS PROCEDURE

         The procedure for the retransfer to Digital of Holdback Shares to reduce the Share Consideration under this Section 4.2 shall be as follows:

         (a) Subject to the limitation that written notice of any Digital Claim must be given to the holders of the Holdback Shares not later than the Holdback Termination Date, from time to time as Digital determines that the Share Consideration must be reduced in accordance with Section 4.2.3, Digital may give written notice of the Digital Claim to the Shareholder Representative describing in such notice the nature of the Digital Claim, the amount thereof if then ascertainable and, if not then ascertainable, the estimated maximum amount thereof, and the provisions in this Agreement on which the Digital Claim is based.

         (b) If Digital has not received written objection to a Digital Claim from the Shareholder Representative within 30 days after notice of such Digital Claim is delivered (the "Response Period"), the Digital Claim stated in such notice shall be conclusively deemed to be approved by the holders of the Holdback Shares, and Digital will be entitled to receive, and may take all actions necessary to effect the retransfer to Digital of, a number of Holdback Shares equal in value to the amount of such Digital Claim.

         (c) If within the Response Period Digital shall have received from the Shareholder Representative a written objection to the Digital Claim specifying the nature of and grounds for such objection, then such Digital Claim shall be deemed to be an "Open Digital Claim," and Digital shall reserve a number of Holdback Shares


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
equal in value to the amount of such Open Digital Claim (the "Digital Claim Reserve Amount").

         (d) The Holdback Shares reserved for any Open Digital Claim shall be retransferred to Digital only in accordance with either (i) a mutual agreement among Digital and the Shareholder Representative, which shall be memorialized in writing, or (ii) a final and binding arbitration decision or court order pertaining to the Open Digital Claim.

         4.2.6      THIRD PARTY CLAIMS

         (a) Digital shall notify the Shareholder Representative in writing reasonably promptly after the assertion against Digital or any of its officers, directors or Affiliates of any claim by a third party (a "Third Party Claim") in respect of which Digital intends to base a Digital Claim. The failure or delay so to notify the Shareholder Representative shall not be deemed to preclude the Digital Claim except to the extent that the Shareholder Representative demonstrates that his or her ability to defend or resolve such Third Party Claim is adversely affected thereby.

         (b) (i) Subject to the rights of or duties to any insurer or other third party having potential liability therefor, the Shareholder Representative shall have the right, upon written notice given to Digital within 30 days after receipt of the notice from Digital of any Third Party Claim, to assume the defense or handling of such Third Party Claim, at the sole expense of the Shareholder Representative (which expense shall be eligible for a Representative Reimbursement), in which case the provisions of paragraph (b)(ii) of this
Section 4.2.6 shall govern.

                  (ii) The Shareholder Representative shall select counsel reasonably acceptable to Digital in connection with conducting the defense or handling of such Third Party Claim, and the Shareholder Representative shall defend or handle the same in consultation with Digital and shall keep Digital timely apprised of the status of such Third Party Claim. The Shareholder Representative shall not, without the prior written consent of Digital, agree to a settlement of any Third Party Claim, unless (A) the settlement provides an unconditional release and discharge of Digital (or its officers, directors or Affiliates, as the case may be), and Digital (or its officers, directors or Affiliates, as the case may be) is reasonably satisfied with such discharge and release and (B) Digital shall not have reasonably objected to any such settlement on the ground that the circumstances surrounding the settlement would, or would be reasonably expected (so far as can be foreseen at the time) to, result in an adverse impact on the business, properties, operations, condition (financial or other) or prospects of Digital or the business conducted by the Surviving Corporation. Digital shall cooperate with the Shareholder Representative, and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

         (c) (i) If the Shareholder Representative does not give written notice to Digital within 30 days after receipt of the notice from Digital of any Third Party Claim of the election by the Shareholder Representative to assume the defense or handling of such Third Party Claim, the provisions of paragraph
(c)(ii) of this Section 4.2.6 shall govern.

                  (ii) Digital may select counsel in connection with conducting the defense or handling of such Third Party Claim and defend or handle such Third Party Claim in such manner as it may deem appropriate; provided, however, that Digital shall keep the Shareholder Representative timely apprised of the status of such Third Party Claim and shall not settle such Third Party Claim without the prior written consent of the Shareholder Representative, which consent shall not be unreasonably withheld. If Digital defends or handles such Third Party Claim, the Shareholder Representative shall cooperate with Digital and shall be entitled to participate in the defense or handling of such Third Party Claim with its own counsel and at its own expense.

         (d) Digital may notify the Shareholder Representative of a Digital Claim even though the amount thereof plus the amount of other Digital Claims previously notified by Digital aggregate less than the Threshold.

         4.2.7      SHAREHOLDER REPRESENTATIVE'S EXPENSES

         The Shareholder Representative shall be entitled to submit to Digital an affidavit certifying in reasonable detail as to costs or expenses, including attorneys' fees, incurred by the Shareholder Representative in the satisfaction of his or her responsibilities as Shareholder Representative. Digital shall reimburse the Shareholder Representative for such costs and expenses, but only to the extent of the value of the Holdback Shares (as established in accordance with this Section 4.2), excluding Holdback Shares retransferred to Digital in accordance with Section 4.2.3(a) or held in reserve pending resolution of any Open Digital Claim (any such reimbursement, a "Representative Reimbursement"), by transferring to the Shareholder Representative a number of Holdback Shares with a value equal to the amount of such Representative Reimbursement.

         4.2.8      VOTING; DISPOSITION

         The Holdback Shares shall be held of record by the holders thereof, who shall have the full right to vote the Holdback Shares on all matters coming before the shareholders of Digital. The holders of the Holdback Shares shall not sell or transfer to any third party any interest in the Holdback Shares prior to any distribution of the Holdback Shares to such holders pursuant to Section 4.2.3(b) or (c).

         4.2.9      MERGER OR RECAPITALIZATION

         In the event of any merger, recapitalization or similar transaction involving Digital prior to the time when all Holdback Shares have been transferred or released in accordance with the terms of this Section 4.2, such Holdback Shares shall be converted or exchanged in accordance with such transaction in the same manner as other Digital Common Shares, and any securities or property issued in conversion or exchange thereof shall then be included within the definition of Holdback Shares and shall otherwise become subject to this Agreement in lieu of such Digital Common Shares. If as a result of any such transaction the shareholders of Digital immediately before the transaction will not own in excess of 50% of the voting capital stock of Digital immediately after the transaction, the Holdback Termination Date shall be deemed to be the closing date of such transaction and the Holdback Shares shall be retransferred to Digital or released to the holders of the Holdback Shares, as the case may be, as provided herein.

         4.2.10     TAXATION OF DIVIDENDS

         For federal and state income tax purposes, any dividends or other distributions with respect to the Holdback Shares shall be income of the holders thereof.

4.3      SURRENDER OF CERTIFICATES

         Digital shall supply, or shall cause to be supplied, to or for the account of a bank or trust company designated by Digital (the "Exchange Agent"), in trust for the benefit of the holders of Shares (other than Shares for which dissenters' rights have been exercised), for exchange in accordance with this
Section 4.3, through the Exchange Agent, certificates evidencing the Digital Common Shares issuable pursuant to Section 4.1 in exchange for outstanding Shares. Prior to the Closing, Digital shall instruct, and shall use reasonable efforts to cause, the Exchange Agent to deliver, within three business days of the Closing Date, to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding Shares (the "Certificates") (a) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (b) instructions for use in effecting the surrender of the Certificates.
At or following the Closing, upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall receive for each of the Shares represented by such Certificates the Closing Consideration and cash in lieu of fractional Digital Common Shares as contemplated by Section 4.4, and the Certificates so surrendered shall forthwith be canceled. Until surrendered, each outstanding Certificate shall, upon and after the Effective Time, be deemed for all purposes (other than to the extent provided in the following sentence) to evidence only the right to receive, upon surrender of the Certificate, a certificate or certificates representing the Closing Consideration and cash in lieu of fractional Digital Common Shares. Unless and until such outstanding Certificates are so surrendered, the holders thereof shall not be entitled to receive any dividends or distributions of any kind payable to the holders of record of Digital Common Shares. Upon the surrender of any such Certificate, however, there shall be paid to the record holder of the certificate issued in exchange therefor the aggregate amount of dividends and distributions, if any, which theretofore became payable in respect of the Closing Consideration, and such surrendered Certificate shall be duly canceled. No interest shall be payable on or in respect of such deferred dividends or distributions until surrender of such outstanding Certificates.

4.4      FRACTIONAL SHARES

         No fractional Digital Common Shares shall be issued in the Merger. In lieu of any such fractional securities, each holder of Shares who would otherwise have been entitled to a fraction of a Digital Common Share upon surrender of Certificates for exchange pursuant to this Article IV will be paid an amount in cash (without interest) equal to the last reported sale price of one Digital Common Share on the Nasdaq/NM on the last business day prior to the Closing Date, multiplied by such fraction.

4.5      TRANSFER OF SHARES AFTER THE EFFECTIVE TIME

         No transfers of Shares shall be made on the stock transfer books of the Company after the close of business on the day prior to the date of the Effective Time.

4.6      ARBITRATION

         Any controversies or claims arising out of or relating to this Agreement shall be fully and finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules"), conducted by one arbitrator either (a) mutually agreed upon by Digital and the Company if prior to the Effective Time or Digital and the Shareholder Representative if after the Effective Time or (b) chosen in accordance with the AAA Rules, except that the parties thereto shall have any right to discovery as would be permitted by the Federal Rules of Civil Procedure for a period of 90 days following the commencement of such arbitration, and the arbitrator thereof shall resolve any dispute which arises in connection with such discovery. The prevailing party shall be entitled to costs, expenses and reasonable attorneys' fees, and judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction identified in
Section 11.11. Arbitration proceedings shall be conducted in either Seattle, Washington or San Francisco, California.

                                    ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company (which term for purposes of the provisions in this Article V other than Sections 5.1, 5.2, 5.3 and 5.4 shall include all of the Company's Subsidiaries) hereby represents and warrants to Digital and Merger Sub that, except as set forth in the Company Disclosure Statement:

5.1      ORGANIZATION, ETC. OF THE COMPANY

         The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of California and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted , to enter into this Agreement and to carry out the provisions of this Agreement and consummate the transactions contemplated hereby. The Company is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified has, or would be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on the business, properties, operations, condition (financial or other) or, to the Company's knowledge, the prospects of the Company. The Company has obtained from the appropriate Governmental Bodies all approvals and licenses necessary for the conduct of its business and operations as currently conducted, which approvals and licenses are valid and remain in full force and effect, except where the failure to have obtained such licenses or approvals or the failure of such licenses and approvals to be valid and in full force and effect does not have, and would not be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on the business, properties, operations, condition (financial or other) or, to the Company's knowledge, the prospects of the Company.

5.2      SUBSIDIARIES

         (a) The name, jurisdiction of incorporation and jurisdictions of foreign qualification of each of the Company's Subsidiaries are as set forth in the Company

Disclosure Statement. Except as set forth in the Company Disclosure Statement, the Company does not own, directly or indirectly, any ownership, equity, profits or voting interest in, or otherwise control, any corporation, partnership, joint venture or other entity, and has no agreement or commitment to purchase any such interest. The Company owns 100% of the issued and outstanding shares of capital stock, or other ownership interests, of each of the Company's Subsidiaries, free and clear of any lien, encumbrance, preemptive right, right of first offer or refusal, or other prior claim, and all the issued and outstanding shares of capital stock, or other ownership interests, of the Company's Subsidiaries are duly authorized and validly issued, fully paid and nonassessable, and were issued and acquired in compliance with all applicable federal, state and foreign securities and other laws.

         (b) Each Subsidiary of the Company (i) is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization and has the full power and authority to own its properties and conduct its business and operations as currently conducted, except where the failure to be duly organized, validly existing and in good standing does not have, and would not be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on the business, properties, operations, condition (financial or other) or, to the Company's knowledge, the prospects of the Company and its Subsidiaries taken as a whole, (ii) is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified does not have, and would not be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on the business, properties, operations, condition (financial or other) or, to the Company's knowledge, the prospects of the Company and its Subsidiaries taken as a whole, and (iii) has obtained from the appropriate Governmental Bodies all approvals and licenses necessary for the conduct of its business and operations as currently conducted, which approvals and licenses are valid and remain in full force and effect, except where the failure to have obtained such approvals and licenses or the failure of such approvals and licenses to be valid and in full force and effect does not have, and would not be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on the business, properties, operations, condition (financial or other) or, to the Company's knowledge, the prospects of the Company and its Subsidiaries taken as a whole.

5.3      AGREEMENT

         This Agreement and the consummation of the transactions contemplated hereby have been approved by the Company's Board of Directors and have been duly authorized by all other necessary corporate action on the part of the Company (except for the approval of the Company's shareholders as contemplated by Section 7.3(a)). This Agreement has been duly executed and delivered by a duly authorized officer of the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles. The Company has delivered to Digital true and correct copies of resolutions adopted by the Company's Board of Directors approving this Agreement.

5.4      CAPITAL STOCK

         (a) The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock, of which 3,925,361 shares are outstanding as of the date hereof, and 5,950,000 shares of Company Preferred Stock, of which 4,752,474 shares are outstanding as of the date hereof. The outstanding Shares are held of record and beneficially by the Shareholders as set forth in the Company Disclosure Statement; such Shareholder list specifically identifies all Company Affiliates. All outstanding Shares are duly authorized, validly issued, fully paid and nonassessable, and issued in compliance with all federal, state and foreign securities laws, and no class of capital stock of the Company is entitled to preemptive rights.

         (b) There are outstanding on the date hereof no options, warrants or other rights to acquire capital stock from the Company, except (i) Company Preferred Stock convertible into 1,357,851 shares of Company Common Stock, (ii) Options representing in the aggregate the right to purchase up to 860,708 shares of Company Common Stock, and (iii) Warrants representing in the aggregate the right to purchase up to 105,468 shares of Company Common Stock (assuming conversion of any shares of Company Preferred Stock for which such Warrant is exercisable). Set forth in the Company Disclosure Statement is a spreadsheet accurately reflecting the number of Options, Warrants and shares of Restricted Stock outstanding, the grant dates, vesting schedules and exercise prices thereof (in each case, as applicable), and the identities of the holders thereof and an indication of their relationships to the Company.

         (c) Except as set forth in the Company Disclosure Statement, the Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any Persons, that affects or relates to the voting or giving of written consents with respect to any securities of the Company or the voting by any director of the Company. Except as set forth in the Company Disclosure Statement, no Shareholder or any Affiliate thereof is indebted to the Company, the Company is not indebted to any of its Shareholders or any Affiliate thereof, and the Company is not under any contractual or other obligation to register any of its presently outstanding securities or any of its securities which may hereafter be issued.

5.5      LITIGATION

         Except as disclosed in the Company Disclosure Statement, there are no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the Company's knowledge, threatened against the Company (or any Employee Benefit Plan), or any property of the Company (including the Company's Intellectual Property), in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits, investigations or proceedings that, in the aggregate, do not have, and would not be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on (a) the business, properties, operations, condition (financial or other) or, to the Company's knowledge, the prospects of the Company or (b) the ability of the Company to perform its obligations under this Agreement.

5.6      COMPLIANCE WITH OTHER INSTRUMENTS, ETC.

         (a) The Company is not in violation of any term of (i) its charter, Bylaws or other organizational documents, (ii) any agreement or instrument relating to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, (iii) any applicable law, ordinance, rule or regulation of any Governmental Body, or (iv) any applicable order, judgment or decree of any court, arbitrator or Governmental Body, the consequence of which violation, whether individually or in the aggregate, would have, or would be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on the (A) business, properties, operations, condition (financial or other) or, to the Company's knowledge, the prospects of the Company or (B) ability of the Company to perform its obligations under this Agreement.

         (b) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not
(i) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or Governmental Body applicable to the Company,
(ii) require any Authorization or any consent or approval of any nongovernmental Person, except compliance with applicable securities laws, the approval of the shareholders of each of the Company and Digital and the filing of all documents necessary to consummate the Merger with the Washington Secretary of State and the California Secretary of State, (iii) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which the Company is a party or by which it is bound or to which any assets of the Company are subject,
(iv) result in the creation of any lien or encumbrance upon the assets of the Company or upon any outstanding Shares or other securities of the Company, (v) conflict with any provision of the Company's charter or Bylaws, or (vi) invalidate or adversely affect any permit, license, authorization or status used in the conduct of the Company's business (provided that, in making the representations in (ii), (iii) and (vi) of this paragraph (b), the Company may assume that it will be the Surviving Corporation following the Merger).

5.7      EMPLOYEE BENEFIT PLANS

         (a) The Company Disclosure Statement sets forth an accurate and complete list and description of, and the annual amount expected to be paid for the Company's current fiscal year pursuant to, each employee benefit plan, policy, program, contract or arrangement covering or benefiting any officer, employee, former employee, director or former director of the Company or any dependents or beneficiaries of any such person, or with respect to which the Company has (or could have) any material obligation or liability, including, but not limited to, each "employee benefit plan," within the meaning of Section 3(3) of ERISA, and each retirement, pension, deferred compensation, profit-sharing, stock bonus, stock purchase, stock option, savings, bonus, severance, cafeteria, medical, dental, life insurance, disability, medical expense reimbursement, dependent care expense reimbursement or tuition reimbursement plan, policy or program (such items are hereinafter referred to collectively as "Employee Benefit Plans" and each individually as an "Employee Benefit Plan"). The Company has no agreement, arrangement, commitment or obligation to create any employee benefit plan, policy, program, contract or arrangement not identified in the Company Disclosure Statement or to modify or amend any existing Employee Benefit Plan.

         (b) The Company has delivered to Digital true, correct and complete copies of all Employee Benefit Plans (including all amendments thereto), together with, to the extent applicable to a particular Employee Benefit Plan, the following: (i) copies of the annual reports (Form 5500 series) filed with respect to the Employee Benefit Plan for the last three years; (ii) copies of the summary plan descriptions, summary annual reports, summaries of material modifications and all material employee manuals or communications filed or distributed with respect to the Employee Benefit Plan during the last three years; (iii) copies of any insurance contracts or trust agreements through which the Employee Benefit Plan is funded; (iv) copies of all contracts relating to the Employee Benefit Plan; and (v) a copy of the most recent Internal Revenue Service determination letter issued with respect to the Employee Benefit Plan.

         (c) With respect to each Employee Benefit Plan: (i) the Company is, and at all times has been, in compliance with, and such Employee Benefit Plan is, and at all times has been, maintained, administered and operated in compliance with, the terms of such Employee Benefit Plan and all applicable laws, rules and regulations, including, but not limited to, ERISA and the Code and which is not otherwise exempt from the prohibited transactions provisions of ERISA or the Code; (ii) all Tax Returns and other information relating to such Employee Benefit Plan required to be filed with any Governmental Body have been accurately, timely and properly filed; (iii) all notices, statements, reports and other disclosure required to be given or made to participants in such Employee Benefit Plan or their beneficiaries have been accurately, timely and properly disclosed or provided; (iv) neither the Company nor any other fiduciary of such Employee Benefit Plan has engaged in any transaction or acted or failed to act in a manner that violates the fiduciary requirements of Section 404 of ERISA with respect to such Employee Benefit Plan; and (v) no event has occurred or is threatened or about to occur that would constitute a prohibited transaction under Section 406 or 407 of ERISA or under Section 4975 of the Code and which is not otherwise exempt from the prohibited transaction provisions of ERISA or the Code. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code, is and at all times since inception has been, so qualified, and its related trust is, and at all times since inception has been, exempt from taxation under Section 501(a) of the Code. Each Employee Benefit Plan that constitutes a "group health plan" within the meaning of
Section 4980B(g)(2) of the Code or Section 607(1) of ERISA has been administered and operated at all times in compliance with the requirements of Section 4980B(f) of the Code and Title I, Subtitle B, Part 6 of ERISA.

         (d) All contributions and other payments required to have been made by the Company (including any pretax or post-tax contributions or payments by employees or their dependents) to any Employee Benefit Plan (or to any Person pursuant to the terms thereof) have been so made, and the amount of any such payment or contribution obligation that has accrued, but is not yet due, as of the date hereof, has been properly reflected in the Company Financial Statements.

         (e) There are no actions, suits or claims (other than routine claims for benefits) pending, and to the Company's knowledge there are no actions, suits or claims threatened, with respect to any Employee Benefit Plan or against the assets of any Employee Benefit Plan, nor, to the Company's knowledge, is there a reasonable basis for any such action, suit or claim. None of the Employee Benefit Plans is currently under investigation, audit or review, directly or indirectly, by the IRS, the DOL or any other Governmental Body, and, to the Company's knowledge, no such action is contemplated or under consideration by the IRS, DOL or any other Governmental Body.

         (f) The Company does not maintain or contribute to, and has never maintained or contributed to (or been obligated to contribute to), any multi-employer plan within the meaning of Section 3(37) or Section 4001(a)(3) of ERISA, or any plan that is subject to Section 302 or Title IV of ERISA or
Section 412 of the Code.

         (g) The Company is not, and has never been, a member of (i) a controlled group of corporations, within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, (iii) an affiliated service group, within the meaning of Section 414(m) of the Code, or (iv) any other group of persons, organizations and/or entities that is treated as a single employer under Section 414(o) of the Code.

         (h) No Employee Benefit Plan that is an "employee welfare benefit plan" within the meaning of Section 3(l) of ERISA provides, or has any obligation to provide, benefits with respect to current or former employees of the Company or any other entity beyond their retirement or other termination of service, including, without limitation, post-retirement (or post-termination) medical, dental, life insurance, severance or any other similar benefit, whether provided on an insured or self-insured basis, other than continuation coverage required to be provided under Section 4980B of the Code or Title I, Subtitle B, Part 6 of ERISA.

         (i) The consummation of any transaction contemplated hereby will not result in any (i) payment (whether of severance pay or otherwise) becoming due from the Company to any officer, employee, former employee or director thereof or to the trustee under any "rabbi trust" or similar arrangement or (ii) benefit under any Employee Benefit Plan being established or becoming accelerated, vested or payable.

5.8      TAXES

         The Company has (a) duly and timely filed, including valid extensions, with the appropriate Governmental Bodies all Tax Returns required to be filed by it, all of which Tax Returns are true, correct and complete, and (b) paid in full or provided for all Taxes that are due or claimed to be due by any Governmental Body. Except as described in the Company Disclosure Statement, (i) the reserves and provisions for Taxes reflected in the Company Financial Statements are adequate for the payment of current Taxes not yet due and payable; (ii) no unresolved claim for assessment or collection of Taxes has been asserted or threatened against the Company, and no audit or investigation by any Governmental Body is under way with respect to Taxes, interest or other charges; (iii) to its knowledge, no circumstances exist or have existed which would constitute grounds for assessment against the Company of any Tax liability with respect to any period for which Tax Returns have been filed; (iv) the Company has not filed or entered into any election, consent or extension agreement or any waiver that extends any applicable statute of limitations; (v) any Taxes incurred by the Company or accrued by it since September 30, 1996 have arisen in the ordinary course of business; and (vi) the Company has not filed any consent to the application of Section 341(f)(2) of the Code to any assets held, acquired or to be acquired by it. The Company has furnished Digital with complete and correct copies of all Tax Returns filed by the Company. There are no Tax liens on any property or assets of the Company other than liens for Taxes not yet due and payable. No claim has been made by an authority in any jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction. The Company
(1) has not made any payments, is not obligated to make any payments, and is not a party to any agreement (including this Agreement) that could obligate it to make any payments that will not be deductible under Section 280G of the Code;
(2) has not been a U.S. real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(2)(i) of the Code; (3) is not a party to any Tax allocation or sharing agreement; (4) has not been a member of an affiliated group filing a consolidated income Tax Return; and (5) does not have any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferor or successor by contract or otherwise.

5.9      INTELLECTUAL PROPERTY

         Set forth in the Company Disclosure Statement is a true and complete list of all of the Company's Intellectual Property and Intellectual Property Licenses. Such list indicates the specific Intellectual Property affected by each Intellectual Property License. To the Company's knowledge, neither the Company's operations nor any of its Intellectual Property or Intellectual Property Licenses infringe or provide any basis to believe that its operations or any of its Intellectual Property or Intellectual Property Licenses would infringe upon any validly issued or pending trademark, trade name, service mark, copyright or, to the knowledge of the Company, any validly issued or pending patent or other right of any other Person, nor, to the knowledge of the Company, is there any infringement by any other Person of any of the Company's Intellectual Property or of any other intellectual property to which the Company's Intellectual Property Licenses relate. The consummation of the transactions contemplated hereby will not alter or impair the Company's rights to any of its Intellectual Property or under any of its Intellectual Property Licenses. The manner in which the Company has manufactured, packaged, shipped, advertised, labeled and sold its products complies with all applicable laws and regulations pertaining thereto.

         Except as set forth in the Company Disclosure Statement, the Company is not aware of any adverse claim to its sole and exclusive ownership of or licensee rights to:

         (a) its Intellectual Property, its Intellectual Property Licenses and the technology, know-how and processes now used by it, or used in connection with any product now being manufactured and sold by it, in the manner that such product is now being manufactured and sold, and

         (b) all right, title and interest of whatever kind or nature throughout the world in and to the fully or partially developed computer software products listed in the Company Disclosure Statement, with all modifications, enhancements and additions thereto, including, without limitation, all rights in and to all versions thereof and all source code, object code, manuals and other documentation and related materials thereof (collectively, the "Software Products"). Without limiting the generality of the above, the Software Products shall also include all of the Company's related programs, trade secrets, algorithms and processes relating to the Software Products or such programs, the Company's copyright in and to each of the Software Products and all works derivative therefrom, all current, previous, enhanced and developmental versions of the source and object code and any variations thereof, all user and programmer documentation, all design specifications, all maintenance and installation job control language, all systems documentation (including all flow charts, systems procedures and program component descriptions), all procedures for modification and preparation for the release of enhanced versions and all test data available (excluding all proprietary information of third parties) with respect to the Software Products.

         Each of the Company's Intellectual Property Licenses is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed all obligations imposed upon it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by the Company or, to the Company's knowledge, any other party thereunder. The Company has not received notice that any party to any of the Company's Intellectual Property Licenses intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. No licenses, sublicenses, covenants or agreements have been granted or entered into by the

Company in respect of any of the Company's Intellectual Property except the Intellectual Property Licenses listed in the Company Disclosure Statement and except for licenses, sublicenses, covenants or agreements involving obligations (contingent or otherwise) not in excess of $250,000 during the fiscal year ending December 31, 1996, or, to the Company's knowledge, in any future year. No director, officer, shareholder or employee of the Company owns, directly or indirectly, in whole or in part, any of the Company's Intellectual Property. To the Company's knowledge, none of the Company's officers, directors, employees, consultants, distributors, agents, representatives or advisors has entered into any agreement regarding know-how, trade secrets, assignment of rights in inventions, or prohibition or restriction of competition or solicitation of customers, or any other similar restrictive agreement or covenant, whether written or oral, with any Person other than the Company, that would be reasonably expected to have (as far as can be foreseen at the time), a material adverse effect on the business, properties, operations, condition (financial or other) assets, liabilities or, to the Company's knowledge, prospects of the Company.

         No Person has asserted any claim of infringement or other interference with third-party rights with respect to the Company's Intellectual Property. Except as set forth in the Company Disclosure Statement, (i) the Company has not disclosed any source code regarding the Software Products to any Person other than an employee of the Company or to Digital or Merger Sub, except for any disclosure that would not be reasonably expected (as far as can be foreseen at the time) to have a material adverse effect on the business, properties, operations, condition (financial or other) or, to the Company's knowledge, prospects of the Company; (ii) the Company has at all times maintained reasonable procedures to protect, and has enforced, all of its trade secrets;
(iii) neither the Company nor any escrow agent is under any contractual or other obligation to disclose the source code or any other proprietary information included in or relating to the Company's Software Products (nor, to the knowledge of the Company, is any other party to the Company's Intellectual Property Licenses under any obligation to disclose any source code or other proprietary information included in or relating to such Software Products) to any Person, and no event has occurred, including the execution of this Agreement or any related change in the Company's business activities, which would give rise to such obligation; and (iv) the Company has not deposited any source code regarding the Software Products into any source code escrows or similar arrangements. If, as disclosed in the Company Disclosure Statement, the Company has deposited any source code to its Software Products into source code escrows or similar arrangements, no event has occurred that has or could reasonably form the basis for a release of such source code from such escrows or arrangements.

         The Software Products are free from known significant defects and substantially conform to the specifications, documentation and sample demonstration furnished to the Company's current or prospective customers or to Digital.

5.10     FINANCIAL STATEMENTS

         The Company has provided to Digital true and correct copies of its (a) audited consolidated balance sheets as of December 31, 1993, 1994 and 1995, and related audited statements of operations and cash flows for the fiscal years then ended, and (b) unaudited consolidated balance sheets as of March 31, 1996 and June 30, 1996, and related unaudited statements of operations and cash flows for the quarters then ended (collectively, the "Company Financial Statements"). Each of such balance sheets (including the related notes) presents fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof, and the other related statements (including the related notes) included therein present fairly, in all material respects, the results of operations and cash flows of the Company for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments (other than reclassifications having no effect on profit or loss) which will not have a net negative effect on profit or loss of $150,000 or more in the aggregate and any other adjustments described therein and except that such interim financial statements do not contain the notes required by generally accepted accounting principles. The Company has no liabilities or financial obligations (absolute, contingent or otherwise) required to be disclosed in financial statements or notes thereto, in accordance with generally accepted accounting principles, which are not fully reflected or reserved against in the June 30, 1996 balance sheet, except such liabilities or obligations that (i) were incurred since the date of the balance sheet in the ordinary course of business and consistent with past practice or (ii) are not in excess of $25,000 in the aggregate or $5,000 individually. The Company maintains standard systems of accounting which are adequate for its business. The Company's practices with respect to capitalizing software development costs, as reflected in the Company Financial Statements, are reasonable, in accordance with industry standards, and in conformity with generally accepted accounting principles, consistently applied during the periods involved.

5.11     ABSENCE OF CERTAIN CHANGES OR EVENTS

         Except as specifically set forth in the Company Disclosure Statement and except for transactions specifically contemplated in this Agreement, since June 30,

1996, neither the Company nor any of its officers or directors in their representative capacities on behalf of the Company has:

         (a) taken any action or entered into or agreed to enter into any transaction, agreement or commitment other than in the ordinary course of business or involving an insignificant obligation or expenditure;

         (b) forgiven or canceled any indebtedness or waived any claims or rights of material value (including, without limitation, any indebtedness owing by any shareholder, officer, director, employee or Affiliate of the Company);

         (c) granted, other than in the ordinary course of business and consistent with past practice, any increase in the compensation of directors, officers, employees or consultants (including any such increase pursuant to any employment agreement or bonus, pension, profit-sharing, lease payment or other plan or commitment);

         (d) suffered any material adverse change in its business, properties, operations, condition (financial or other), assets, liabilities or, to the Company's knowledge, its reasonably foreseeable prospects (other than as a result of economic or political developments of general applicability);

         (e) borrowed or agreed to borrow any funds, incurred or become subject to, whether directly or by way of assumption or guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise), except liabilities and obligations that (i) were incurred in the ordinary course of business and consistent with past practice or (ii) are not in excess of $25,000 in the aggregate or $5,000 individually, or increased, or experienced any change in any assumptions underlying, or methods of calculating, any bad debt, contingency or other reserves;

         (f) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, or not in excess of $25,000 in the aggregate or $5,000 individually, of claims, liabilities and obligations reflected or reserved against in the June 30, 1996 balance sheet or incurred in the ordinary course of business and consistent with past practice since June 30, 1996, or prepaid any obligation having a fixed maturity of more than 90 days from the date such obligation was issued or incurred;

         (g) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge, except (i) assessments for current Taxes not yet due and payable, (ii) landlord's liens for rental payments not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable;

         (h) written down the value of any inventory (including write-downs by reason of shrinkage, markdown or obsolescence) or written off as uncollectible any notes or accounts receivable, except in the ordinary course of business and consistent with past practice;

         (i) sold, transferred or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except the sale of inventory in the ordinary course of business and consistent with past practice;

         (j) disposed of or permitted to lapse any rights to the use of any trademark, trade name, patent or copyright, or disposed of or disclosed to any Person without obtaining an appropriate confidentiality agreement from any such Person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

         (k) made any single capital expenditure or commitment in excess of $150,000 for additions to property, plant, equipment or intangible capital assets or made aggregate capital expenditures in excess of $750,000 for additions to property, plant, equipment or intangible capital assets;

         (l) made any change in any method of accounting or accounting practice or internal control procedure;

         (m) issued any capital stock or other securities (other than grants of options under the Company Option Plans or the issuance of Company Common Stock upon the exercise of options granted under the Company Option Plans), or declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock, or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company, or otherwise permitted the withdrawal by any of the holders of capital stock of the Company of any cash or other assets (real, personal or mixed, tangible or intangible), in compensation, indebtedness or otherwise, other than payments of compensation in the ordinary course of business and consistent with past practice;

         (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of the Company's shareholders, officers, directors or employees or any Affiliate thereof, except for (i) compensation paid to officers and employees at rates not exceeding the rates of compensation paid during the fiscal year last ended, (ii) compensation increased in the ordinary course of business and consistent with past practice, (iii) funds advanced to the Company's employees for travel expenses in the ordinary course of business and consistent with past practice, and (iv) draws on commissions in the ordinary course of business and consistent with past practice of up to $20,000 per individual employee;

         (o) entered into or agreed to enter into, or otherwise suffered to be outstanding, any power of attorney of the Company or any obligations or liabilities (absolute, accrued, contingent or otherwise) of the Company, as guarantor, surety, cosigner, endorser, comaker, indemnitor or otherwise in respect of the obligation of any other Person;

         (p) received notice of, or otherwise obtained knowledge of (i) any action, suit, arbitration, proceeding or investigation involving, pending against or threatened against the Company or any employee of the Company in any court or before any arbitrator of any kind or before or by any Governmental Body; (ii) any valid basis for any action, suit, arbitration, proceeding, investigation or the application of any fine or penalty adverse to the Company or any employee of the Company; or (iii) any outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company or any employee of the Company is a party and where such items in clause (i), (ii) or (iii) above relate directly to the transactions contemplated herein or which would be reasonably expected (so far as can be foreseen at the time) to have a material adverse effect on the business, properties, operations, condition (financial or other) or, to the Company's knowledge, the prospects of the Company;

         (q) entered into or agreed to any sale, assignment, transfer or license of any patents, trademarks, copyrights, trade secrets or other intangible assets of the Company or any amendment or change to any existing license or other agreement relating to intellectual property, other than in the ordinary course of business;

         (r) received notice that there has been a loss of, or contract cancellation by, any material current or prospective customer, licensor or distributor of the Company; or

         (s) agreed, whether in writing or otherwise, to take any action described in this Section 5.11.

5.12     CONTRACTS AND LEASES

         The Company Disclosure Statement contains an accurate and complete listing of all material contracts, leases, agreements or understandings, whether written or oral, of the Company. For purposes of this representation, a contract, lease, agreement or understanding is "material" if it involves (a) obligations (contingent or otherwise) of, or payments to the Company in excess of, $250,000 during the fiscal year ending December 31, 1996, or to the Company's knowledge, in any future year, or (b) the license of any patent, copyright, trade secret or other proprietary right (i) to the Company which is necessary for the Company to carry on its business or (ii) from the Company which materially limits the ability of the Company to carry on its business. Each of such contracts, leases, agreements and understandings is in full force and effect and is valid, binding and enforceable in accordance with its terms against each party thereto, and (A) none of the Company or, to the Company's knowledge, any other party thereto has breached any of the above or is in default thereunder, (B) no event has occurred which, with notice or lapse of time, or both, would constitute such a breach or default, (C) no claim of material default thereunder has, to the Company's knowledge, been asserted or threatened, and (D) none of the Company or, to the Company's knowledge, any other party thereto is seeking the termination or renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted termination, renegotiation or substitute performance, individually or in the aggregate, does not have, and would not be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on the business, properties, operations, condition (financial or other) or, to the Company's knowledge, the prospects of the Company. True and complete copies of each such written contract (or written summaries of the terms of any such oral contract) have been heretofore delivered to Digital. Except as specifically set forth in the Company Disclosure Statement, the Company has no:

         (a) outstanding sales or service contracts, bids, commitments or proposals priced significantly lower than the Company's customary list price for such products or services such that the contract, bid, commitment or proposal might be expected by the Company to result in any loss upon completion or performance thereof,

         (b) contracts with its agents, consultants, advisors, distributors or dealers that are not, except as provided by law to the contrary without regard to the express terms of such contract, cancelable by the Company within 30 days' notice without liability, penalty or premium exceeding $5,000;

         (c) agreement or arrangement providing for the payment of any bonus or commission based on sales or earnings, or any compensation agreement or arrangement affecting or relating to former employees of the Company;

         (d) employment agreement, whether express or implied, or any other agreement for services that contains any severance or termination pay liabilities or obligations;

         (e) noncompetition agreement or other restriction from carrying on its business anywhere in the world;

         (f) liability or obligation with respect to the return of inventory or merchandise other than on account of a defective condition, incorrect quantities or missed delivery dates; or

         (g) disagreement with any of its suppliers, customers, distributors, OEM resellers, licensors or licensees, except where such disagreement does not have and would not be reasonably expected (so far as can be foreseen at the time) to have a material adverse effect on the business, properties, operating condition (financial or other) or, to the Company's knowledge, the prospects of the Company.

5.13     INSIDER INTERESTS

         Except as set forth in the Company Disclosure Statement, no officer, director, Affiliate or other representative of the Company has any interest (other than as a shareholder of the Company) (a) in any of the Company's Real Property or Personal Property or (b) to the Company's knowledge, in any agreement, contract, arrangement or obligation relating to the Company, its present or prospective business or its operations. The Company and, to the Company's knowledge, its officers and directors have no interest, either directly or indirectly, in any Person that presently (i) provides any services, produces and/or sells any products or product lines, or engages in any activity which is competitive with the business in which the Company is now engaged or proposes to engage (other than as a beneficial owner of shares in a publicly held company aggregating less than 5% of the total outstanding equity interest in such company, held for investment only); (ii) is a supplier, customer or creditor, or has an existing contractual relationship with any of the Company's employees (or Persons performing similar functions); or (iii) has any direct or indirect interest in any asset or property, real or personal, tangible or intangible, of the Company or any property, real or personal, tangible or intangible, that is necessary or desirable for the present or anticipated future conduct of the Company's business.

5.14     BROKERS AND FINDERS

         Except for the fees and expenses payable to Hambrecht & Quist LLC and Cowen and Company , the Company has not employed any investment banker, broker, finder, consultant or intermediary, in connection with the transactions contemplated by this Agreement, which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

5.15     S-4 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS

         None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement/Prospectus will (a) in the case of the S-4 Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) in the case of the Proxy Statement/Prospectus, at the time of mailing the Proxy Statement/Prospectus, at the time of the Digital Shareholders Meeting and at the time consents of the Company's shareholders are obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to the Company or its officers and directors shall occur that is required to be described in the Proxy Statement/Prospectus or the S-4 Registration Statement, the Company shall notify Digital thereof by reference to this Section 5.15 and cooperate with Digital in preparing and filing with the SEC and, as required by law, disseminating to the shareholders of the Digital and Company an amendment or supplement which accurately describes such event or events in compliance with all provisions of applicable law.

5.16     TAX MATTERS

         The representations set forth in the numbered paragraphs of the form of Tax Matters Certificate of the Company attached hereto as Exhibit 5.16 (the "Company Tax Matters Certificate") are true and correct in all respects, and such representations are hereby incorporated herein by reference with the same effect as if set forth herein in their entirety.

5.17     PROPERTY

         (a) The Company owns no real property other than the leasehold interests described in the Company Disclosure Statement, which contains a complete and accurate list of all real property of the Company which is leased, rented or used by the Company (the "Real Property").

         (b) The Company has separately delivered to Digital a complete and accurate report for the period beginning January 1, 1995 of the Company's fixed asset and roll-forward schedule, which lists all leaseholds, improvements, leased equipment and other furniture, equipment and personal property (the "Personal Property"), showing aggregate additions, deletions and changes through September 30, 1996. The

Real Property and the Personal Property include all properties and assets (whether real, personal or mixed, tangible or intangible) (other than, in the case of the Personal Property, property rights with an individual value of less than $5,000) reflected in the June 30, 1996 balance sheet and all the properties and assets purchased by the Company since June 30, 1996 (except for such properties or assets sold since such date in the ordinary course of business and consistent with past practice). The Real Property and the Personal Property include all material property used in the business of the Company.

         (c) The Company's leasehold interest in each parcel of the Real Property is free and clear of all liens, mortgages, pledges, deeds of trust, security interests, charges, encumbrances and other adverse claims or interests of any kind. Each lease of any portion of the Real Property is valid, binding and enforceable in accordance with its terms against the parties thereto and any other Person with an interest in such Real Property, the Company has performed in all material respects all obligations imposed upon it thereunder, and neither the Company nor any other party thereto is in default thereunder nor is there any event which with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth in the Company Disclosure Statement, no consent is required from any Person under any lease or other agreement or instrument relating to the Real Property in connection with the consummation of the transactions contemplated by this Agreement, and the Company has not received notice that any party to any such lease or other agreement or instrument intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. The Company has not granted any lease, sublease, tenancy or license of, or entered into any rental agreement or contract of sale with respect to, any portion of the Real Property.

         (d) The Company's offices, warehouse and other structures and its Personal Property are of a quality consistent with industry standards, are in good operating condition and repair, normal wear and tear excepted, are adequate for the uses to which they are being put, and, to the Company's knowledge, comply in all material respects with applicable safety and other laws and regulations. To the Company's knowledge, the Company is not in violation of, and has not violated, in connection with the ownership, use, maintenance or operation of the Real Property or the Personal Property or the conduct of its business, any applicable federal, state, county or local statutes, laws, regulations, guidances, rules, ordinances, codes, licenses, permits, judgments, writs, decrees, injunctions or orders of any Governmental Body relating to environmental (air, water, groundwater, soil, noise and odor) matters, including without limitation, the Clean Air Act, the Federal Water Pollution Control Act, the Resource Conservation and Recovery Act and the regulations issued thereunder, the Comprehensive Environmental Response, Compensation, and Liability

Act, the Clean Water Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Hazardous Waste Control Act, comparable California laws, and the regulations issued thereunder, and all other applicable federal, state, county, local and foreign environmental requirements where such violation would be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on the Company's business, properties, operations, condition (financial or other) or, to the Company's knowledge, prospects.

         (e) Except as set forth in the Company Disclosure Statement, and except for (i) assessments for current Taxes not yet due and payable, (ii) landlord's liens for rental payments in respect of the Real Property incurred in the ordinary course of business and not yet due and payable, and (iii) mechanics', materialmen's, carriers' and other similar statutory liens securing indebtedness that was incurred in the ordinary course of business and is not yet due and payable, the Personal Property is free and clear of all liens, and, other than leased Personal Property which is so noted on the list supplied pursuant to clause (b) of this Section 5.17, the Company owns such Personal Property.

         (f) Each lease, license, rental agreement, contract of sale or other agreement to which the Personal Property is subject is valid, binding and enforceable in accordance with its terms against the parties thereto, the Company has performed in all material respects all obligations imposed on it thereunder, and neither the Company nor, to the Company's knowledge, any other party thereto is in default thereunder, nor is there any event which with notice or lapse of time, or both, would constitute a default by the Company or, to the Company's knowledge, any other party thereunder. Except as set forth in the Company Disclosure Statement, no consent is required from any Person under any lease or other agreement or instrument relating to the Personal Property in connection with the consummation of the transactions contemplated by this Agreement, and the Company has not received notice that any party to any such lease or other agreement or instrument intends to cancel, terminate or refuse to renew the same or to exercise or decline to exercise any option or other right thereunder. The Company has not granted any lease, sublease, tenancy or license of any portion of the Personal Property.

         (g) Neither the whole nor any portion of the leaseholds or any other assets or property of the Company is subject to any currently outstanding governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

5.18     CUSTOMERS AND SUPPLIERS

         The Company Disclosure Statement sets forth (a) a complete and accurate list of the customers of the Company accounting for 5% or more of the Company's sales during the fiscal year last ended, showing the approximate total sales by the Company to each such customer during the fiscal year last ended and the nine-month period ended September 30, 1996, and (b) a complete and accurate list of the suppliers of the Company from whom the Company has purchased 5% or more of the goods or services purchased by the Company in the fiscal year last ended. The Company has no reasonable basis to expect any material modification to its relationship with any customer or supplier named in the Company Disclosure Statement.

5.19     ORDERS, COMMITMENTS AND RETURNS

         The Company Disclosure Statement contains an accurate summary of the Company's total backlog of orders (including all accepted and unfulfilled sales orders) and the aggregate of all outstanding purchase orders issued by the Company (which include all contracts or commitments for the purchase by the Company of materials or other supplies). All such sale and purchase commitments were made in the ordinary course of business. Except as set forth in the Company Disclosure Statement, there are no outstanding claims in excess of $100,000 in the aggregate or $25,000 individually against the Company to return products by reason of alleged failure to conform to customer expectations, defective products, missed delivery dates or otherwise, or of products in the possession of customers under an understanding that such products would be returnable.

5.20     LABOR AND EMPLOYMENT MATTERS

         There are no material labor disputes, employee grievances or disciplinary actions pending or, to the Company's knowledge, threatened against or involving the Company or any of its present or former employees, and the Company has not experienced any work stoppage or other labor difficulty since its incorporation. The Company has complied with all provisions of law relating to employment and employment practices, terms and conditions of employment, wages and hours, the failure to comply with which would be reasonably expected (so far as can be foreseen at the time) to have a material adverse effect upon the business properties, operations, condition (financial or other) or, to the Company's knowledge, the prospects of the Company. The Company is not engaged in any unfair labor practice and has no liability for any arrears of wages or Taxes or penalties for failure to comply with any such provisions of law. No collective bargaining agreement is binding on the Company, and the Company has no knowledge of any organizational efforts presently being made or threatened by or on behalf of any labor union or other employee organization with respect to employees of the Company. Each employee, officer and consultant of the Company has executed a nondisclosure agreement in the form provided to Digital. To the Company's knowledge, no employee (or Person performing similar functions) of the Company is in violation of any such agreement or any employment agreement, noncompetition agreement, patent disclosure agreement, invention assignment agreement, proprietary information agreement or other contract or agreement relating to the relationship of such employee with the Company or any other party, and the Company will use its best efforts to prevent any such violation. The Company Disclosure Statement sets forth a true and complete list of (a) the names and current compensation amounts of all directors and officers of the Company; (b) the wage rates for nonsalaried and nonofficer salaried employees of the Company by classification, and all labor union contracts (if any); (c) all group insurance programs in effect for employees of the Company; and (d) the names and current compensation packages of all independent contractors and consultants of the Company. The Company is not in default with respect to any of its obligations referred to above and has no obligation or liability for severance or back pay owed through or by virtue of the Closing. Except as disclosed in the Company Disclosure Statement, all employees of the Company are employed on an "at will" basis.

5.21     ACCOUNTS RECEIVABLE

         All accounts receivable of the Company reflected in the June 30, 1996 balance sheet, or existing at the Effective Time, represent sales actually made in the ordinary course of business and were recorded in the Company's books consistently with generally accepted principles governing revenue recognition, consistently applied during the periods involved. The bad debt reserves and sales return allowances reflected in the June 30, 1996 balance sheet are in conformity with generally accepted accounting principles consistently applied during the periods involved. Set forth in the Company Disclosure Statement is a full and complete list and aging study of all consolidated accounts receivable of the Company existing as of June 30, 1996.

5.22     CORPORATE BOOKS AND RECORDS

         The Company has furnished to Digital or its representatives for their examination true and complete copies of (a) the charter and Bylaws of the Company as currently in effect, including all amendments thereto, (b) the minute books of the Company, and (c) the stock transfer books of the Company. Such minutes reflect all meetings of the Company's shareholders, Board of Directors and any committees thereof since the Company's inception, and accurately reflect in all material respects the events of and actions taken at such meetings. Such stock transfer books accurately reflect all issuances and transfers of shares of capital stock of the Company since its inception.

5.23     LICENSES, PERMITS, AUTHORIZATIONS, ETC.

         Except as identified in the Company Disclosure Statement, the Company has received all currently required Authorizations, licenses, orders, registrations and permits of all Governmental Bodies, the failure to obtain which would be reasonably expected (so far as can be foreseen at the time) to have a material adverse effect on its business properties, operations, condition (financial or other) or, to the Company's knowledge, prospects. The Company has not received any notifications of any asserted present failure by it to have obtained any such Authorization, license, order, registration or permit, or past and unremedied failure to obtain such items.

5.24     INSURANCE

         The Company maintains (a) insurance on all of its property (including leased premises) that insures against loss or damage by fire or other casualty (including extended coverage) and (b) insurance against liabilities, claims and risks of a nature and in such amounts as are normal and customary in the Company's industry for companies of similar size and financial condition. All insurance policies of the Company are in full force and effect, all premiums with respect thereto covering all periods up to and including the date this representation is made have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law currently applicable to the Company and of all agreements to which the Company is a party, will remain in full force and effect through the respective expiration dates of such policies without the payment of additional premiums, and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. The Company has not been refused any insurance with respect to its assets or operations, nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance.

5.25     ABSENCE OF QUESTIONABLE PAYMENTS

         Neither the Company nor any director, officer, agent, employee or other Person acting on behalf of the Company has used any Company funds for improper or unlawful contributions, payments, gifts or entertainment, or made any improper or unlawful expenditures relating to political activity to domestic or foreign governmental officials or others. The Company has adequate financial controls to prevent such improper or unlawful contributions, payments, gifts, entertainment or expenditures. Neither the Company nor any current director, officer, agent, employee or other Person acting on behalf of the Company has accepted or received any improper or unlawful contributions, payments, gifts or expenditures. The Company has at all times complied, and is in compliance, in all respects with the Foreign Corrupt Practices Act and all foreign laws and regulations relating to prevention of corrupt practices and similar matters.

5.26     BANK ACCOUNTS

         The Company Disclosure Statement sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains safe deposit boxes or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto.

5.27     POOLING MATTERS

         The Company has not taken any action, or become aware of any action taken by any shareholder of the Company, involving any recapitalization or repurchase or redemption of any securities of the Company, or any grant or acceleration of any options to acquire securities of the Company, or any purchase or sale of securities of Digital, and to the Company's knowledge there have occurred no other events with respect to or involving the Company or its shareholders that, taken individually or together, would, to the Company's knowledge, affect the ability of Digital to account for the transactions contemplated by this Agreement as a "pooling of interests" transaction in accordance with generally accepted accounting principles, and the Company is not aware of any facts, excluding actions by Digital, that otherwise could prevent such accounting treatment.

5.28     FULL DISCLOSURE

         The Company Financial Statements, the S-1 Registration Statement and all information in the Company Disclosure Statement and the Exhibits hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements so made or information so delivered not misleading and, to the Company's knowledge, no other information furnished by the Company to Digital or its representatives in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading,

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF DIGITAL
                                 AND MERGER SUB

         Each of Digital and Merger Sub hereby represents and warrants to the Company that, except as set forth in the Digital Disclosure Statement:

6.1      ORGANIZATION, ETC. OF DIGITAL

         Digital is a corporation duly organized, validly existing and in good standing under the laws of the state of Washington and has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, to enter into this Agreement and to carry out the provisions of this Agreement and consummate the transactions contemplated hereby. Digital is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary and where the failure to be so qualified has, or would be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on the business, properties, operations, condition (financial or other) or, to Digital's knowledge, the prospects of Digital and its Subsidiaries taken as a whole. Digital has obtained from the appropriate Governmental Bodies all approvals and licenses necessary for the conduct of its business and operations as currently conducted, which approvals and licenses are valid and remain in full force and effect, except where the failure to have obtained such approvals or licenses or the failure of such approvals and licenses to be valid and in full force and effect does not have, and would not be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on the business, properties, operations, condition (financial or other) or, to Digital's knowledge, the prospects of Digital and its Subsidiaries taken as a whole.

6.2      OPERATIONS OF SUBSIDIARIES

         Each Subsidiary of Digital (a) is a corporation or other legal entity duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization and has the full power and authority to own its properties and conduct its business and operations as currently conducted, except where the failure to be duly organized, validly existing and in good standing does not have, and would not be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on the business, properties, operations, condition (financial or other) or, to Digital's knowledge, the prospects of Digital and its Subsidiaries taken as a whole, (b) is duly qualified and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified does not have, and would not be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on the business, properties, operations, condition (financial or other) or, to Digital's knowledge, the prospects of Digital and its Subsidiaries taken as a whole, and (c) has obtained from the appropriate Governmental Bodies all approvals and licenses necessary for the conduct of its business and operations as currently conducted, which approvals and licenses are valid and remain in full force and effect, except where the failure to have obtained such approvals and licenses or the failure of such approvals and licenses to be valid and in full force and effect does not have, and would not be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on the business, properties, operations, condition (financial or other) or, to Digital's knowledge, the prospects of Digital and its Subsidiaries taken as a whole.

6.3      AGREEMENT

         This Agreement and the consummation of the transactions contemplated hereby have been approved by the respective Boards of Directors of Digital and Merger Sub and by Digital as the sole shareholder of Merger Sub, and have been duly authorized by all other necessary corporate action on the part of each of them (except for the approval of Digital's shareholders contemplated by Section 7.3(b)). This Agreement has been duly executed and delivered by a duly authorized officer of each of Digital and Merger Sub and constitutes a valid and binding agreement of Digital and Merger Sub, enforceable against Digital and Merger Sub in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application that may affect the enforcement of creditors' rights generally and by general equitable principles. Digital has delivered to the Company true and correct copies of resolutions adopted by the Board of Directors of each of Digital and Merger Sub approving this Agreement.

6.4      CAPITAL STOCK

         The authorized capital stock of Digital consists of (a) 25,000,000 Digital Common Shares and (b) 5,000,000 shares of preferred stock, $.01 par value per share. All the outstanding Digital Common Shares are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock of Digital is entitled to preemptive or cumulative voting rights. As of the close of business on September 30, 1996, 9,522,688 Digital Common Shares and no shares of preferred stock were issued and outstanding, and since that date there have been no further issuances of Digital Common Shares, except in connection with the exercise of options issued pursuant to the Digital Option Plans, and except for issuances of Digital Common Shares pursuant to Digital's Employee Stock Purchase Plan (the "Digital Employee Stock Purchase Plan"). Except as disclosed in the Digital SEC Reports, all outstanding shares of capital stock of the Subsidiaries of Digital are owned by Digital or a direct or indirect wholly owned Subsidiary of Digital, free and clear of all liens, charges, encumbrances, claims and options of any nature. There are outstanding on the date hereof no options, warrants or other rights to acquire capital stock from Digital or any of its Subsidiaries, nor are there any securities outstanding which are directly or indirectly convertible into or exchangeable for shares of capital stock of Digital or any of its Subsidiaries, except options to purchase Digital Common Shares granted pursuant to the Digital Option Plans and rights existing under the Digital Employee Stock Purchase Plan. As of the close of business on September 30, 1996, there were 2,925,000 Digital Common Shares reserved for issuance upon the exercise of stock options, of which 970,298 Digital Common Shares had been issued and 1,445,799 Digital Common Shares were subject to outstanding options as of such date, and there were 52,942 Digital Common Shares reserved for issuance under the Digital Employee Stock Purchase Plan. Digital has not declared, and no Person has any accrued right to receive, any distribution with respect to shares of capital stock of Digital.

6.5      AUTHORIZATION FOR DIGITAL COMMON SHARES

         Prior to the Effective Time, Digital will have taken all necessary action to permit it to issue the number of Digital Common Shares required to be issued pursuant to Article IV. The Digital Common Shares issued pursuant to
Article IV will, when issued, be duly authorized, validly issued, fully paid and nonassessable, and no shareholder of Digital will have any preemptive right of subscription or purchase in respect thereof. The Digital Common Shares will, when issued, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under any applicable state securities laws.

6.6      LITIGATION

         Except as disclosed in the Digital SEC Reports filed prior to the date hereof or the Digital Disclosure Statement, there are no actions, suits, investigations or proceedings (adjudicatory, rulemaking or otherwise) pending or, to the knowledge of Digital, threatened against Digital or any of its Subsidiaries, or any property of Digital or any such Subsidiary (including any Intellectual Property), in any court or before any arbitrator of any kind or before or by any Governmental Body, except actions, suits, investigations or proceedings that, in the aggregate, do not have, and would not be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on the (a) business, properties, operations, condition (financial or other) or, to Digital's knowledge, the prospects of Digital and its Subsidiaries taken as a whole or (b) ability of Digital to perform its obligations under this Agreement.

6.7      COMPLIANCE WITH OTHER INSTRUMENTS, ETC.

         (a) Neither Digital nor any Subsidiary of Digital is in violation of any term of (i) its charter, Bylaws or other organizational documents, (ii) any agreement or instrument relate to indebtedness for borrowed money or any other agreement to which it is a party or by which it is bound, (iii) any applicable law, ordinance, rule or regulation of any Governmental Body, or (iv) any applicable order, judgment or decree of any court, arbitrator or Governmental Body, the consequences of which violation, whether individually or in the aggregate, would have, or would be reasonably expected (so far as can be foreseen at the time) to have, a material adverse effect on the (A) business, properties, operations, condition (financial or other) or, to Digital's knowledge, the prospects of Digital and its Subsidiaries taken as a whole or (B) ability of Digital to perform its obligations under this Agreement.

         (b) The execution, delivery and performance of this Agreement by Digital and Merger Sub and the consummation of the transactions contemplated hereby will not (i) constitute a violation (with or without the giving of notice or lapse of time, or both) of any provision of law or any judgment, decree, order, regulation or rule of any court or Governmental Body applicable to Digital or Merger Sub, (ii) require any Authorization or any consent or approval of any nongovernmental Person, except compliance with applicable securities laws, the approval of the shareholders of each of the Company and Digital and the filing of all documents necessary to consummate the Merger with the Washington Secretary of State and the California Secretary of State (all such Authorizations and other consents or approvals to be duly obtained at or prior to the Closing), (iii) result in a default (with or without the giving of notice or lapse of time, or both) under, acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any agreement, lease, note or other restriction, encumbrance, obligation or liability to which Digital or Merger Sub is a party or by which it is bound or to which any assets of the Company are subject, (iv) result in the creation of any lien or encumbrance upon the assets of Digital or Merger Sub or upon any outstanding securities of Digital or Merger Sub, (v) conflict with any provision of the charter or Bylaws of Digital or Merger Sub, or (vi) invalidate or adversely affect any permit, license, authorization or status used in the conduct of Digital's business.

6.8      TAXES

         Digital and its Subsidiaries have filed all Tax Returns required to be filed by them, and have paid all Taxes shown to be due thereon, other than Taxes appropriate reserves for which have been made in the Digital Financial Statements (and, to the extent material, such reserves have been accurately described to the Company). There are no assessments or adjustments for Taxes that have been asserted in writing against Digital or its Subsidiaries for any period for which Digital has not made appropriate reserves in the Digital Financial Statements.

6.9      INTELLECTUAL PROPERTY

         Digital and its Subsidiaries own, or have the defensible right to use, all Intellectual Property used in Digital's business, except where the failure to own or have the right to use such Intellectual Property, in the aggregate, would not be reasonably expected (so far as can be foreseen at the time) to have a material adverse effect on the business, properties, operations, condition (financial or other) or, to Digital's knowledge, the prospects of Digital and its Subsidiaries taken as a whole. To Digital's knowledge, neither Digital's operations nor any of its Intellectual Property or Intellectual Property Licenses infringe or provide any basis to believe that its operations or any of its Intellectual Property or Intellectual Property Licenses would infringe upon any validly issued or pending trademark, trade name, service mark, copyright or, to Digital's knowledge, any validly issued or pending patent or other right of any other Person, nor, to Digital's knowledge, is there any infringement by any other Person of any of Digital's Intellectual Property or of any other intellectual property to which Digital's Intellectual Property Licenses relate.

6.10     REPORTS AND FINANCIAL STATEMENTS

         Digital has timely filed all reports (including, without limitation, proxy statements) required to be filed with the SEC since January 1, 1993 (collectively, the "Digital SEC Reports"), and has previously furnished or made available to the Company true and complete copies of all Digital SEC Reports. None of the Digital SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the Digital SEC Reports presents fairly, in all material respects, the consolidated financial position of Digital and its Subsidiaries as of the respective date thereof, and the other related financial statements (including the related notes) included therein present fairly, in all material respects, the results of operations and the cash flows of Digital and its Subsidiaries for the respective periods or as of the respective dates set forth therein, all in conformity with generally accepted accounting principles consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments and any other adjustments described therein. Digital has no liabilities or financial obligations (absolute, contingent or otherwise) required to be disclosed in its financial statements or the notes thereto in accordance with generally accepted accounting principles which are not fully reflected or reserved against in the unaudited balance sheet contained in its report on Form 10-Q for the quarter ended June 30, 1996, except such liabilities or obligations that would not be reasonably expected (so far as can be foreseen at the time) to have a material adverse effect on the business, properties, operations, condition (financial or other) or, to Digital's knowledge, the prospects of Digital and its Subsidiaries taken as a whole. All of the Digital SEC Reports, as of their respective dates (as amended through the date hereof), complied in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

6.11     ABSENCE OF CERTAIN CHANGES OR EVENTS

         During the period since December 31,1995, and except as disclosed in the Digital SEC Reports, (a) the business of Digital has been conducted only in the ordinary course, consistent with past practice, (b) Digital has not entered into any material transaction other than in the ordinary course of business and consistent with past practice, and (c) there has not been any material adverse change in the business, properties, operations, condition (financial or other), assets, liabilities or, to Digital's knowledge, the reasonably foreseeable prospects of Digital and its Subsidiaries taken as a whole (other than as a result of economic or political developments of general applicability).

6.12     CONTRACTS AND LEASES

         The Digital SEC Reports contain an accurate and complete list of all material contracts, leases, agreements or understandings, whether written or oral, required to be described therein or filed as exhibits thereto pursuant to the Exchange Act and the applicable rules and regulations thereunder. Each of such contracts, leases, agreements and understandings is in full force and effect and is valid, binding and enforceable in accordance with its terms against each party thereto, and (a) none of Digital or its Subsidiaries or, to Digital's knowledge, any other party thereto has breached any of the above or is in default thereunder, (b) no event has occurred which, with notice or lapse of time, or both, would constitute such a breach or default, (c) no claim of material default thereunder has, to Digital's knowledge, been asserted or threatened, and (d) none of Digital or its Subsidiaries or, to Digital's knowledge, any other party thereto is seeking the termination or renegotiation thereof or substitute performance thereunder, except where such breach or default, or attempted termination, renegotiation or substitute performance, individually or in the aggregate, would not be reasonably expected (so far as can be foreseen at the time) to have a material adverse effect on the business, properties, operations, condition (financial or other) or, to Digital's knowledge, the prospects of Digital and its Subsidiaries taken as a whole.

6.13     OWNERSHIP OF MERGER SUB; NO PRIOR ACTIVITIES; ASSETS OF MERGER SUB

         (a) Merger Sub was formed by Digital solely for the purpose of engaging in the transactions contemplated hereby.

         (b) As of the date hereof and at the Effective Time, the capital stock of Merger Sub is and will be owned 100% by Digital directly. There are not as of the date hereof and there will not be at the Effective Time any outstanding or authorized options, warrants, calls, rights, commitments or any other agreements of any character which Merger Sub is a party to, or may be bound by, requiring it to issue, transfer, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for or acquire, any shares of capital stock of Merger Sub.

         (c) As of the date hereof and at the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the transactions contemplated thereby and hereby, Merger Sub has not and will not have incurred, directly or indirectly through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

         (d) Digital will take all action necessary to ensure that Merger Sub at no time prior to the Effective Time owns any asset other than an amount of cash necessary to incorporate Merger Sub and to pay the expenses of the Merger attributable to Merger Sub if the Merger is consummated.

6.14     BROKERS AND FINDERS

         Except for the fees and expenses payable to Dain Bosworth, Inc., Digital has not employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

6.15     S-4 REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS

         None of the information supplied or to be supplied by Digital or Merger Sub for inclusion or incorporation by reference in the S-4 Registration Statement or the Proxy Statement/Prospectus will (a) in the case of the S-4 Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) in the case of the Proxy Statement/Prospectus, at the time of mailing the Proxy Statement/Prospectus, at the time of the Digital Shareholders Meeting and at the time consents of the Company's shareholders are obtained, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time any event with respect to Digital, its officers and directors or any of its Subsidiaries shall occur that is required to be described in an amendment of, or a supplement to, the Proxy Statement/Prospectus or the S-4 Registration Statement, Digital shall notify the Company thereof by reference to this Section 6.15 and, in the case of the Proxy Statement/Prospectus or the S-4 Registration Statement, such event shall be so described, and an amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the shareholders of Digital and the Company, and such amendment or supplement shall comply with all provisions of applicable law. The S-4 Registration Statement will comply (with respect to Digital and Merger Sub) as to form in all material respects with the provisions of the Securities Act. The Proxy Statement/Prospectus will comply (with respect to Digital and Merger Sub) in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

6.16     TAX MATTERS

         The representations set forth in the numbered paragraphs of the form of Tax Matters Certificate of Digital attached hereto as Exhibit 6.16 (the "Digital Tax Matters Certificate") are true and correct in all respects, and such representations are hereby incorporated herein by reference with the same effect as if set forth herein in their entirety.

6.17     CUSTOMERS AND SUPPLIERS

         The Digital Disclosure Statement sets forth (a) a complete and accurate list of the customers of Digital accounting for 5% or more of Digital's sales during the fiscal year last ended, showing the approximate total sales by Digital to each such customer during the fiscal year last ended and the nine-month period ended September 30,

1996, and (b) a complete and accurate list of the suppliers of Digital from whom Digital has purchased 5% or more of the goods or services purchased by Digital in the fiscal year last ended. Digital has no reasonable basis to expect any material modification to its relationship with any customer or supplier named in the Digital Disclosure Statement.

6.18     ORDERS, COMMITMENTS AND RETURNS

         Digital Disclosure Statement contains an accurate summary of Digital's total backlog of orders (including all accepted and unfulfilled sales orders) and the aggregate of all outstanding purchase orders issued by Digital (which include all contracts or commitments for the purchase by Digital of materials or other supplies). All such sale and purchase commitments were made in the ordinary course of business. Except as set forth in Digital Disclosure Statement, there are no outstanding material claims against Digital to return products by reason of alleged failure to conform to customer expectations, defective products, missed delivery dates or otherwise, or of products in the possession of customers under an understanding that such products would be returnable.

6.19     POOLING MATTERS

         Digital has not taken any action, or become aware of any action taken by any shareholder of Digital, involving any recapitalization or repurchase or redemption of any securities of Digital, or any grant or acceleration of any options to acquire securities of Digital, or any purchase or sale of securities of the Company, and to Digital's knowledge there have occurred no other events with respect to or involving Digital or its shareholders that, taken individually or together, would, to Digital's knowledge, affect the ability of Digital to account for the transactions contemplated by this Agreement as a "pooling of interests" transaction in accordance with generally accepted accounting principles, and Digital is not aware of any facts, excluding actions by the Company, that otherwise could prevent such accounting treatment.

6.20     FULL DISCLOSURE

         The Digital Financial Statements, the S-3 Registration Statement and all information in the Digital Disclosure Statement and the Exhibits hereto do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements so made or information so delivered not misleading and, to Digital's knowledge, no other information furnished by Digital to the Company or its representatives in connection with this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements so made or information so delivered not misleading,

                                   ARTICLE VII

                       ADDITIONAL COVENANTS AND AGREEMENTS

7.1      CONDUCT OF BUSINESS OF THE COMPANY

         Except as contemplated by this Agreement or as set forth in the Company Disclosure Statement, during the period from the date of this Agreement to the Effective Time, (a) the Company will conduct its operations according to its ordinary course of business and consistent with past practice, (b) the Company will not enter into any material transaction other than in the ordinary course of business and consistent with past practice, and (c) to the extent consistent with the foregoing, with no less diligence and effort than would be applied in the absence of this Agreement, the Company will seek to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it with the objective that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise permitted in this Agreement, prior to the Effective Time, the Company will not without the prior written consent of Digital:

         (a) except for Shares issued upon exercise of Options and Warrants outstanding as of the date hereof, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrance of (i) any additional shares of its capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for or evidencing the right to subscribe for any shares of its capital stock, or (ii) any other securities in respect of, in lieu of or in substitution for Shares outstanding on the date hereof;

         (b) except for shares of Restricted Stock that the Company is required to repurchase in accordance with the terms of the applicable Restricted Stock Agreement, redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities (including the Shares);

         (c) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to the Company's shareholders in their capacity as such;

         (d) (i) grant any material increases in the compensation of any of its directors, officers or key employees, except in the ordinary course of business and consistent with past practice, (ii) pay or agree to pay any pension, retirement allowance or other material employee benefit not required or contemplated by any Employee Benefit Plan as in effect on the date hereof to any such director, officer or key employee, whether past or present, (iii) enter into any new, or materially amend any existing, employment agreement with any such director, officer or key employee, (iv) enter into any new, or materially amend any existing, severance agreement with any such director, officer or key employee, or (v) except as may be required to comply with applicable law, amend any existing, or become obligated under any new, Employee Benefit Plan;

         (e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

         (f) make any acquisition, by means of merger, consolidation or otherwise, of (i) any direct or indirect ownership interest in or assets comprising any business enterprise or operation or (ii) except in the ordinary course of business and consistent with past practice, any other assets in excess of $50,000;

         (g) adopt any amendments to its Articles of Incorporation or Bylaws;

         (h) incur any indebtedness for borrowed money or guarantee any such indebtedness or, except in the ordinary course of business and consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person;

         (i) engage in the conduct of any business the nature of which is materially different than the business the Company is currently engaged in;

         (j) enter into any agreement providing for acceleration of payment or performance or other consequence as a result of a change of control of the Company or its Subsidiaries;

         (k) enter into any contract, arrangement or understanding requiring the purchase of equipment, materials, supplies or services over a period greater than 12 months and for the expenditure of greater than $75,000 per year which is not cancelable without penalty on 30 days' or less notice, except in the ordinary course of business for the distribution of products or the production of inventory; or

         (l) authorize or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

7.2      NO SOLICITATIONS

         (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its Subsidiaries, solicit or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any of its Subsidiaries (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"); provided, however, that nothing contained in this Agreement shall prevent the Board of Directors of the Company from referring any third party to this Section 7.2 or from making a copy of this Section 7.2 available to any third party. Nothing contained in this Section 7.2 shall prevent the Board of Directors of the Company from considering, negotiating, approving and recommending to the shareholders of the Company (after consulting with its financial advisors, and determining after consulting with counsel that the Board of Directors is required to do so in order to discharge properly its fiduciary duties) an unsolicited bona fide Acquisition Proposal which the Board of Directors determines in good faith would result in a transaction more favorable to the Company's shareholders from a financial point of view than the transaction contemplated by this Agreement (any such Acquisition Proposal being referred to herein as a "Superior Proposal").

         (b) The Company shall immediately notify Digital after receipt of any Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that informs the Board of Directors of the Company or such Subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to Digital shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

         (c) If the Board of Directors of the Company receives a request for material nonpublic information by a party who makes a bona fide Acquisition Proposal and the Board of Directors of the Company determines that such proposal is a Superior Proposal then, and only in such case, the Company may, subject to the execution of a confidentiality and standstill agreement substantially similar to that then in effect between the Company and Digital, provide such party with access to information regarding the Company.

         (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any parties (other than Digital and Merger Sub) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from any confidentiality or standstill agreement to which the Company is a party.

         (e) The Company shall ensure that the officers, directors and employees of the Company and its Subsidiaries, and any investment banker or other advisor or representative retained by the Company, are aware of the restrictions described in this Section 7.2.

7.3      CONSENT SOLICITATION AND MEETING OF SHAREHOLDERS

         (a) The Company will take all action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to prepare and circulate to its Shareholders as promptly as practicable forms of written consent and related materials (the "Company Consent Solicitation") soliciting such Shareholders' approval of the Merger. Subject to the fiduciary duties of the Company's Board of Directors under applicable law as advised by counsel, the Board of Directors of the Company shall recommend and declare advisable such approval, and the Company shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval. Pursuant to the terms of the shareholders agreement attached hereto as Exhibit 7.3 (the "Shareholders Agreement"), the Company Affiliates each have agreed to vote all Shares owned by them or over which they have voting control, or to execute or cause to be executed consents, to grant their approval of the Merger and this Agreement.

         (b) Digital will take all action necessary in accordance with applicable law, Rule 4460 of the Rules of the Nasdaq/NM, and Digital's Articles of Incorporation and Bylaws to convene a meeting of its shareholders (the "Digital Shareholders Meeting") as promptly as practicable to consider and vote upon the approval of the issuance of Digital Common Shares in the Merger (the "Issuance") and the approval of the Digital Stock Incentive Plan. Subject to the fiduciary duties of Digital's Board of Directors under applicable law as advised by counsel, the Board of Directors of Digital shall recommend and declare advisable such approvals and Digital shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval. Pursuant to the terms of the Shareholders Agreement, the directors of Digital executing such agreement each have agreed to vote all Digital Common Shares owned by them or to which they have the right to vote in favor of approval of the Issuance.

         (c) Digital, as the sole shareholder of Merger Sub, will act by written consent to approve the Merger and the adoption of this Agreement by Merger Sub, which consent Digital and Merger Sub represent and warrant will constitute the requisite approval of the Merger and this Agreement by Merger Sub.

7.4      REGISTRATION STATEMENT/PROXY MATERIALS

         Digital and the Company will, as promptly as practicable, prepare and file with the SEC preliminary proxy materials (requesting confidential treatment thereof) that will constitute a proxy statement in connection with the vote of Digital's shareholders with respect to the Issuance and the Digital Stock Incentive Plan, and the Company Consent Solicitation in connection with the vote of the Company's shareholders with respect to the Merger, together with any amendments thereof or supplements thereto (in each case, in the form or forms mailed to Digital's and the Company's shareholders, the "Proxy Statement/Prospectus"). Digital will also prepare and file with the SEC a registration statement on Form S-4 (the "S-4 Registration Statement"), containing the Proxy Statement/Prospectus, in connection with the registration under the Securities Act of the Digital Common Shares issuable upon conversion of the Shares and the other transactions contemplated hereby. The S-4 Registration Statement will contain pro forma financial statements accounting for the Merger as a pooling of interests (unless Digital shall have irrevocably and unconditionally waived in writing the condition set forth in Section 8.2(f)). Digital and the Company will use all reasonable efforts to have the S-4 Registration Statement declared effective as promptly as practicable, and also will take any other action required to be taken under federal or state securities laws, and will use all reasonable efforts to cause the Proxy Statement/Prospectus to be mailed to shareholders of Digital and the Company at the earliest practicable date. If at any time prior to the Effective Time any event relating to or affecting the Company or Digital shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for Digital, to supplement or amend the S-4 Registration Statement in order to make such document not misleading in light of the circumstances existing at the time approval of the shareholders of the Company or of Digital is sought, the Company and Digital will forthwith prepare and file with the SEC an amendment or supplement to the S-4 Registration Statement so that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

7.5      S-3 REGISTRATION STATEMENT

         If necessary to ensure that the Merger will qualify for pooling-of-interests accounting treatment, Digital will (a) as promptly as practicable, prepare and file with the SEC a registration statement on Form S-3 (the "S-3 Registration Statement"), containing a prospectus in connection with the registration and sale of a number of Digital Common Shares that it estimates to be sufficient to ensure that all requirements for pooling-of-interests accounting treatment will be satisfied and (b) prior to the Closing, sell the actual number of such Digital Common Shares that it determines, in consultation with KPMG Peat Marwick LLP, will be sufficient to ensure that such requirements are satisfied. Digital will use all reasonable efforts to have the S-3 Registration Statement declared effective as promptly as practicable. If at any time prior to the Effective Time any event relating to or affecting Digital shall occur as a result of which it is necessary, in the opinion of counsel for Digital, to supplement or amend the S-3 Registration Statement in order to make such document not misleading in light of the circumstances existing at the time approval of the shareholders of the Company or of Digital is sought, Digital will forthwith prepare and file with the SEC an amendment or supplement of the S-3 Registration Statement so that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

7.6      REASONABLE EFFORTS

         The Company and Digital shall, and shall use all reasonable efforts to cause their respective Subsidiaries to: (a) promptly make all filings and seek to obtain all Authorizations required under all applicable laws with respect to the Merger and the other transactions contemplated hereby and will cooperate with each other with respect thereto; (b) use all reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to satisfy the conditions set forth in Article VIII and to consummate and make effective the transactions contemplated by this Agreement on the terms and subject to the conditions set forth herein as soon as practicable (including seeking to remove promptly any injunction or other legal barrier that may prevent such consummation); (c) not take any action which might reasonably be expected to impair the ability of the parties to consummate the Merger at the earliest possible time (regardless of whether such action would otherwise be permitted or not prohibited hereunder); and (d) not take any action (regardless of whether such action would otherwise be permitted or not prohibited hereunder) that prevents Digital from accounting for the Merger as a pooling of interests. After the time, if any, that the S-4

Registration Statement shall have been declared effective, Digital shall promptly notify the Company if at any time it has reason to believe that KPMG Peat Marwick LLP will not be able to deliver the opinion referred to in Section 8.2(f) at the Closing, and each of Digital and the Company shall promptly advise the other of any fact or circumstance of which it becomes aware (and which has not theretofore been disclosed to the other) which it believes would adversely impact the ability to satisfy such condition set forth in Section 8.2(f). During the period of 60 days prior to the Closing, Digital will not repurchase or otherwise acquire in the public market, or announce any intention or proposal to repurchase or otherwise acquire in the public market, any shares of its capital stock.

7.7      ACCESS TO INFORMATION

         Subject to currently existing contractual and legal restrictions applicable to the Company (which the Company represents and warrants are not material) or to Digital (which Digital represents and warrants are not material), and upon reasonable notice, each of the Company and Digital shall (and shall cause each of its Subsidiaries to) afford to officers, employees, counsel, accountants and other authorized representatives of the other party (the "Respective Representatives") access, during normal business hours throughout the period prior to the Effective Time or until this Agreement is terminated, to its properties, books and records (including, without limitation, the work papers of independent accountants) and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Respective Representatives all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 7.7 shall affect or be deemed to modify any of the respective representations or warranties made by Digital or the Company. The use and protection of all information provided by one party to the other pursuant to this Section 7.7 shall be governed by the Confidentiality Agreement.

7.8      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         (a) From and after the Effective Time, Digital shall, and shall cause the Surviving Corporation to, indemnify, defend and hold harmless the present and former officers, directors and employees of the Company, whether any such person is or was an officer, director, employee or agent of the Company, or is or was serving at the request of the Company as an officer, director or employee or agent of another Person (collectively, the "Company Indemnitees"), against all losses, expenses, claims, damages or liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent permitted or required under applicable law (and shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined in a final and binding decision by a court or arbitrator that such person is not entitled to indemnification). Digital and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action, suit or proceeding, whether civil, criminal, administrative or investigative (each, a "Company Claim"), existing in favor of the Company Indemnitees as provided in the Company's Articles of Incorporation or Bylaws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Company Claim asserted, made or commenced within such period shall continue until the final disposition of such Company Claim.

         (b) In the event that any action, suit, proceeding or investigation relating hereto or to the transactions contemplated by this Agreement is commenced, whether before or after the Closing, the parties hereto agree to cooperate and use their respective reasonable efforts to vigorously defend against the above and respond thereto.

         (c) If a Company Indemnitee is successful with respect to any action, suit or proceeding initiated by such Company Indemnitee to enforce the provisions of this Section 7.8, then Digital shall pay all reasonable, out-of-pocket expenses (including, without limitation, reasonable attorneys fees) incurred by such Company Indemnitee in connection with such action, suit or proceeding.

         (d) This Section 7.8 is intended to benefit the Company Indemnitees and shall be binding on all successors and assigns of Digital, Merger Sub, the Company and the Surviving Corporation.

7.9      QUOTATION OF DIGITAL COMMON SHARES

         Digital will use all reasonable efforts to cause the Digital Common Shares to be issued pursuant to this Agreement, and upon exercise of the Replacement Options, to be quoted for trading on the Nasdaq/NM.

7.10     AFFILIATES OF DIGITAL AND THE COMPANY

         Set forth in the Company Disclosure Statement are the names of all Persons who may be deemed to be "affiliates" of the Company for purposes of Rule 145 under the Securities Act (the "Company Affiliates"). Each such Company Affiliate has executed the Shareholders Agreement, which provides that such Company Affiliate will not sell, pledge, transfer or otherwise dispose of any Digital Common Shares issued to such Company Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act. Each of Digital and the Company shall use all reasonable efforts to cause their respective Affiliates not to take any action that would impair Digital's ability to account for the Merger as a pooling of interests. In accordance with the foregoing, each Company Affiliate and each Affiliate of Digital has also agreed in such written agreement that such Person will not, after the thirtieth day prior to the Effective Time, sell or in any other way reduce such Person's risk relative to any Digital Common Shares received in the Merger or otherwise held by such Person (within the meaning of the SEC's Codification of Financial Reporting Policies Section 201.01, reprinted in 7 Fed. Sec. L. Rep. (CCH) Paragraph 72,951) until such time as results covering at least 30 days of combined operations of Digital and the Company (which financial results Digital agrees to publish in accordance with past practice) have been published by Digital, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or press release or other announcement which includes the combined sales and net income of Digital and the Company, except for certain transactions permitted by the Shareholders Agreement.

7.11     CERTAIN COVENANTS OF DIGITAL

         Except as otherwise permitted in this Agreement, prior to the Effective Time, Digital will not, without the prior written consent of the Company:

         (a) except for Digital Common Shares issued under the Digital Employee Stock Purchase Plan or upon exercise of options granted under the Digital Option Plans, and except for option grants under the Digital Option Plans, issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, delivery, sale, disposition or pledge or other encumbrance of (i) any additional shares of its capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of its capital stock or (ii) any other securities in respect of, in lieu of, or in substitution for, Digital Common Shares outstanding on the date hereof;

         (b) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities;

         (c) split, combine, subdivide or reclassify any shares of its capital stock or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to Digital's shareholders in their capacity as such;

         (d) adopt a plan of complete or partial liquidation, dissolution, merger or consolidation, restructuring, recapitalization or other reorganization of Digital (other than the Merger);

         (e) make any acquisition, by means of merger, consolidation or otherwise, of (i) any direct or indirect ownership interest in or assets comprising any business enterprise or operation or (ii) except in the ordinary course of business and consistent with past practice, any other assets; provided, however, that this covenant shall not restrict any acquisition of assets the value of which is less than 10% of Digital's total assets;

         (f) adopt any amendments to its Articles of Incorporation, or take any other action requiring a vote of the holders of Digital Common Shares, which would adversely affect the terms and provisions of the Digital Common Shares or the rights of the holders of such shares, including, without limitation, the authorization or issuance of any shares of capital stock with rights superior to the Digital Common Shares; or

         (g) authorize or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

7.12     TAX MATTERS

         Neither the Company nor Digital shall take any action that would cause its representations set forth in Sections 5.16 and 6.16 not to be true in all material respects from and after the date hereof until the Effective Time. Each party agrees to report the Merger on all tax returns and other filings as a tax-free reorganization under Section 368(a) of the Code except where, in the opinion of tax counsel to such party, there is not "substantial authority," as defined in Section 6662 of the Code, to support such a position.

7.13     S-1 REGISTRATION STATEMENT

         The Company shall withdraw the S-1 Registration Statement prior to the Closing Date.

7.14     WARRANTS

         The Company shall provide the holders of outstanding Warrants with timely notice of the approval of the Merger in accordance with the terms of the Warrants.

7.15     TERMINATION OF AGREEMENTS

         All outstanding agreements under which the Company is required to register Shares shall be terminated, or amended in a manner acceptable to Digital, in each case in accordance with their respective terms and effective as of the Effective Time.

7.16     BOARD REPRESENTATION

         At or prior to the Closing, Digital's Board of Directors shall appoint Kamran Kheirolomoom to serve as a director of Digital effective as of the Effective Time. In addition, prior to the Effective Time, the Company and Digital shall identify one additional director (the "Designee") to serve as a director of Digital effective as of the Effective Time or as soon as practicable thereafter. Digital shall take all requisite action to amend its Bylaws, if necessary, to increase the size of its Board of Directors in order to effect the appointments contemplated by this Section 7.16. In connection with the first annual meeting of Digital shareholders following the Effective Time, Digital will nominate Mr. Kheirolomoom and the Designee to serve as directors of Digital for terms to be determined by Digital.

7.17     NOTICE TO COMPANY SHAREHOLDERS

         Promptly upon receipt of the approval required by Section 8.1(a) through the Company Consent Solicitation or otherwise, the Company will deliver to its shareholders the notices required by Chapter 13 of the CCC (after consultation with Digital and Digital's reasonable agreement to any Share valuation required to be included in such notice), thereby commencing the 30-day period for receipt of notice from any dissenting shareholder. The Company will continue to use its reasonable best efforts to solicit consents from shareholders and otherwise to identify any dissenting shareholders prior to completion of such 30-day period.

7.18     DIGITAL NOTICE OF CERTAIN EVENTS

         Digital shall immediately notify the Company after receipt of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock other than pursuant to the S-3 Registration Statement (including, without limitation, by way of a tender offer) or similar transaction involving Digital or any of its Subsidiaries (a "Digital Acquisition Proposal") or any request for nonpublic information relating to Digital or any of its Subsidiaries in connection with a Digital Acquisition Proposal or for access to the properties, books or records of Digital or any of its Subsidiaries by any Person that informs the Board of Directors of Digital or such Subsidiary that it is considering making, or has made, a Digital Acquisition Proposal. Such notice to the Company shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

                                  ARTICLE VIII

                                   CONDITIONS

8.1      CONDITIONS TO EACH PARTY'S OBLIGATIONS

         The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby, to the extent permitted by applicable law:

         (a)        COMPANY SHAREHOLDER APPROVAL

         This Agreement and the transactions contemplated hereby shall have been duly approved or ratified by the requisite holders of Shares in accordance with applicable provisions of the CCC and the Articles of Incorporation and Bylaws of the Company.

         (b)        DIGITAL SHAREHOLDER APPROVAL

         The Issuance shall have been duly approved by the requisite holders of Digital Common Shares in accordance with applicable provisions of the WBCA, the Articles of Incorporation and Bylaws of Digital and Rule 4460 of the Rules of the Nasdaq/NM.

         (c)        AUTHORIZATIONS

         All Authorizations required in connection with the execution and delivery of this Agreement and the performance of the obligations hereunder shall have been made or obtained.

         (d)        NO INJUNCTION, ILLEGALITY

         There shall not be in effect any judgment, writ, order, injunction or decree of any court or Governmental Body of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or permitting such consummation only subject to any condition or restriction unacceptable to either of Digital or the Company, each in its reasonable judgment, and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger that makes the consummation of the Merger illegal.

         (e)        REGISTRATION STATEMENT

         The S-4 Registration Statement shall have been declared effective by the SEC under the Securities Act and shall be effective at the Effective Time. No stop order suspending effectiveness shall have been issued by the SEC, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the Securities Act or Exchange Act relating to the issuance or trading of the Digital Common Shares shall have been received.

         (f)        TAX OPINION

         Digital and the Company shall have received an opinion of Perkins Coie to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code;
(ii) each of Digital, Merger Sub and the Company will be a party to the reorganization within the meaning of Section 368(b) of the Code; (iii) no gain or loss will be recognized by the Company, Digital or Merger Sub as a result of the Merger; (iv) no gain or loss will be recognized by a shareholder of the Company as a result of the Merger with respect to the Shares converted solely into Digital Common Shares; and (v) no gain or loss will be recognized by Digital or holders of Options that qualify as "incentive stock options" under the Code upon the exchange of such Options for Replacement Options. In rendering such opinion, Perkins Coie shall receive and rely upon representations contained in certificates of the Company, Digital, Merger Sub and certain significant shareholders of the Company, including, without limitation, the Digital Tax Matters Certificate and the Company Tax Matters Certificate.

8.2      CONDITIONS TO OBLIGATIONS OF DIGITAL AND MERGER SUB

         The respective obligations of Digital and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by Digital and Merger Sub, as the case may be, to the extent permitted by applicable law:

         (a)        REPRESENTATIONS AND WARRANTIES TRUE

         The representations and warranties of the Company contained in Article V or otherwise required hereby to be made after the date hereof in a writing expressly referred to herein by or on behalf of the Company or any Company Affiliate pursuant to this Agreement that (i) are qualified as to materiality shall be true and correct and (ii) are not so qualified shall be true and correct in all material respects on and as of the date made. The Company shall have delivered a revised Company Disclosure Statement dated one day prior to the Closing Date, reflecting any changes that would be required in order to make the representations and warranties of the Company contained in Article V or otherwise required hereby to be true and correct, on and as of the Effective Time, with the same force and effect as if made on and as of the Effective Time, except (A) for changes contemplated by this Agreement and (B) that the accuracy of representations and warranties which address matters only as of a particular date will be determined as of such date.

         (b)        PERFORMANCE

         The Company shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the time of Closing.

         (c)        CONSENTS OBTAINED

         All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, except where the failure to receive such consents, etc. would not have a material adverse effect on the Company or Digital.

         (d)        OFFICERS' CERTIFICATE

         The Company shall have delivered to Digital a certificate, dated the date of the Closing, signed by the President or any Vice President of the Company, certifying as to the fulfillment of the conditions specified in Sections 8.2(a) through (c).

         (e)        OPINION OF COUNSEL FOR THE COMPANY

         Digital shall have received from Wilson Sonsini Goodrich & Rosati, or other counsel for the Company satisfactory to Digital, an opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit 8.2(e).

         (f)        POOLING OPINION

         Digital shall have received an opinion of KPMG Peat Marwick LLP, in form and substance reasonably satisfactory to Digital, that the Merger will qualify for pooling-of-interests accounting treatment if consummated in accordance with this Agreement.

         (g)        FIRPTA CERTIFICATE

         Digital shall have received a certificate from the Company pursuant to
Section 1445 of the Code (and a certificate or certificates under any analogous provisions under state or local law) to the effect than an interest in the Company is not a "United States real property interest" within the meaning of
Section 897 of the Code (and any analogous provisions under state or local law).

         (h)        EMPLOYMENT AGREEMENTS

         Employment agreements with the Company's officers listed in Exhibit 8.2(h) hereto, as entered into or amended and restated with the concurrence of Digital, shall be in effect at the Effective Time.

8.3      CONDITIONS TO OBLIGATIONS OF THE COMPANY

         The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law:

         (a)        REPRESENTATIONS AND WARRANTIES TRUE

         The representations and warranties of Digital and Merger Sub contained in Article VI or otherwise required hereby to be made after the date hereof in a writing expressly referred to herein by or on behalf of Digital and Merger Sub pursuant to this Agreement that (i) are qualified as to materiality shall be true and correct and (ii) are not so qualified shall be true in all material respects on and as of the date made. Digital shall have delivered a revised Digital Disclosure Statement dated one day prior to the Closing Date, reflecting any changes that would be required in order to make the representations and warranties of Digital contained in Article VI or otherwise required hereby to be true and correct, on and as of the Effective Time, with the same force and effect as if made at and as of the Effective Time, except (A) for changes contemplated by this Agreement and (B) that the accuracy of representations and


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
warranties which address matters only as of a particular date will be determined as of such date.

         (b)        PERFORMANCE

         Digital shall have performed or complied in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing.

         (c)        CONSENTS OBTAINED

         All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Digital or Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Digital and Merger Sub, except where the failure to receive such consents, etc. would not have a material adverse effect on the Company or Digital.

         (d)        OFFICERS' CERTIFICATE

         Digital shall have delivered to the Company a certificate, dated the date of the Closing, signed by the President or any Vice President of Digital, certifying as to the fulfillment of the conditions specified in Sections 8.3(a) through (c).

         (e)        OPINION OF COUNSEL FOR DIGITAL

         The Company shall have received from Perkins Coie, or other counsel for Digital satisfactory to the Company, an opinion, dated the Closing Date, substantially in the form attached hereto as Exhibit 8.3(e).

         (f)        POOLING OPINION

         The Company shall have received a copy of the opinion referred to in
Section 8.2(f).


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
                                   ARTICLE IX

                                   TERMINATION

9.1      TERMINATION

         This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of the Company or Digital:

         (a) by mutual written consent duly authorized by the Boards of Directors of Digital and the Company; or

         (b) by either Digital or the Company if the Merger shall not have been consummated by February 15, 1997 (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

         (c) by either Digital or the Company if a court of competent jurisdiction or Governmental Body shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except if the party relying on such order, decree or ruling or other action has not complied with its obligations under Section 7.6; or

         (d) by Digital or the Company if, at either the Digital Shareholders Meeting (including any adjournment or postponement thereof), or pursuant to the Company Consent Solicitation, the requisite vote of the shareholders of Digital or the Company shall not have been obtained; or

         (e) by Digital if (i) the Board of Directors of the Company shall fail to recommend or withdraw, modify or change its recommendation of this Agreement or the Merger in a manner adverse to Digital or shall have resolved to do any of the foregoing; (ii) the Board of Directors of the Company shall have recommended to the shareholders of the Company an Alternative Transaction; or (iii) a tender offer or exchange offer for 25% or more of the outstanding shares of Company voting stock is commenced (other than by Digital or an Affiliate of Digital) and the Board of Directors of the Company recommends that the shareholders of the Company tender their shares in such tender offer or exchange offer; or

         (f) by Digital, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied; or

         (g) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Digital set forth in this Agreement such that the conditions set forth in Section 8.3(a) or 8.3(b) would not be satisfied; or

         (h) by Digital if any condition set forth in Section 8.1 or Section 8.2 cannot reasonably be expected to be satisfied by the date set forth in Section 9.1(b); or by the Company if any conditions set forth in Section 8.1 or Section
8.3 cannot reasonably be expected to be satisfied by the date set forth in
Section 9.1(b); or

         (i) by the Company if the Board of Directors of Digital shall fail to recommend or withdraw, modify or change its recommendation of the Issuance in a manner adverse to the Company or shall have resolved to do any of the foregoing; or

         (j) by the Company or Digital if the Board of Directors of the Company shall have resolved to accept a Superior Proposal.

9.2      EFFECT OF TERMINATION

         In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its Affiliates, directors, officers or shareholders except (a) as set forth in Sections 11.1 and 11.2 and (b) nothing herein shall relieve any party from liability for any willful breach hereof.

                        ARTICLE X - SURVIVAL AND REMEDIES

10.1     SURVIVAL

         All representations and warranties contained in this Agreement, the Operative Documents or any certificate delivered pursuant hereto or thereto shall survive the Effective Time for a period of six months, and shall not be deemed waived or otherwise affected by any investigation made or any knowledge acquired with respect thereto, or by any notice delivered pursuant to Section
11.3. The covenants and agreements contained in this Agreement or in the other Operative Documents shall survive the Effective Time and shall continue until all obligations with respect thereto shall have been performed or satisfied or shall have been terminated in accordance with their terms. The Confidentiality Agreement shall survive termination of this Agreement as provided therein.

10.2     EXCLUSIVE REMEDY

         After the Effective Time, the reduction in the Share Consideration described in Section 4.2 will be the sole and exclusive remedy of Digital and Merger Sub for a breach of any representation, warranty or covenant contained herein, except with respect to any claim based on fraud in the inducement or a similar theory and except for the remedy of specific performance provided for in
Section 11.7 with respect to the obligations of the holders of the Holdback Shares and the Shareholder Representative pursuant to Section 4.2 to be performed after the Effective Time and the obligations set forth in the Confidentiality Agreement, to the extent incorporated herein, to be performed after the Effective Time.

                                   ARTICLE XI

                            MISCELLANEOUS AND GENERAL

11.1     FEES AND EXPENSES

         (a) Except as set forth in this Section 11.1 or as otherwise provided herein, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Digital shall pay 70% and the Company shall pay 30% of all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement/Prospectus (including any preliminary materials relating thereto) and the S-4 Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

         (b) The Company shall pay Digital a fee of $4,000,000, plus actual, documented and reasonable out-of-pocket expenses of Digital relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of Digital's counsel, accountants and financial advisers, but excluding any discretionary fees paid to such financial advisors), upon the earliest to occur of the following events:

                   (i) the termination of this Agreement by Digital or the Company pursuant to Section 9.1(d) as a result of the failure to receive the requisite vote for approval and adoption by the shareholders of the Company;

                   (ii) the termination of this Agreement by Digital pursuant to Section 9.1(e);

                   (iii) the termination of this Agreement by Digital pursuant to Section 9.1(f) after a breach by the Company of this Agreement; or

                   (iv) the termination of this Agreement by the Company or Digital pursuant to Section 9.1(j);

provided, however, that in the event an Alternative Transaction is consummated by the Company within six months of such event, the Company shall pay Digital an additional fee of $2,000,000, plus actual, documented and reasonable out-of-pocket expenses (including, but not limited to, fees and expenses of Digital's counsel) incurred by Digital in connection with the collection of such additional fee.

         (c) As used herein, "Alternative Transaction" means any of (i) a transaction pursuant to which any Person (or group of Persons) other than Digital, the Company or their Affiliates (a "Third Party") acquires more than 25% of the outstanding shares of the Company or Digital, as applicable, whether from such party or pursuant to a tender offer or exchange offer or otherwise,
(ii) a merger or other business combination involving the Company or Digital pursuant to which any Third Party acquires more than 25% of the outstanding equity securities of the Company or Digital, as applicable, or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company or Digital, as applicable, and the entity surviving any merger or business combination, including any of them) of the Company or Digital, as applicable, or any of their respective Subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 25% of the fair market value of all the assets of the Company or Digital, as applicable, and their respective Subsidiaries, taken as a whole, immediately prior to such transaction.

         (d) Digital shall pay the Company a fee of $4,000,000, plus actual, documented and reasonable out-of-pocket expenses of the Company relating to the transactions contemplated by this Agreement (including, but not limited to, fees and expenses of the Company's counsel, accountants and financial advisers, but excluding any discretionary fees paid to such financial advisors), upon the earliest to occur of the following events:

                   (i) termination of this Agreement by Digital or the Company pursuant to Section 9.1(d) as a result of the failure to receive the requisite vote for approval and adoption by the shareholders of Digital at the Digital Shareholders Meeting;

                   (ii) termination of this Agreement by the Company pursuant to Section 9.1(g) after a breach by Digital of this Agreement; or

                   (iii) the termination of this Agreement by the Company pursuant to Section 9.1(i);

provided, however, that in the event an Alternative Transaction is consummated by Digital within six months of such event, Digital shall pay the Company an additional fee of $2,000,000, plus actual, documented and reasonable out-of-pocket expenses (including, but not limited to, fees and expenses of the Company's counsel) incurred by the Company in connection with the collection of such additional fee.

         (e) The fees payable pursuant to Sections 11.1(b) and 11.1(d) (collectively, the "Fees") shall be paid (i) in the case of Fees payable upon termination of this Agreement, within one business day after the first to occur of the events described in Section 11.1(b) or 11.1(d) and (ii) in the case of Fees payable as a result of an Alternative Transaction, within one business day after consummation of the Alternative Transaction; provided, however, that in no event shall Digital or the Company, as the case may be, be required to pay such Fees to the other, if, immediately prior to the termination of this Agreement, the party to receive the fee was in material breach of its obligations under this Agreement.

11.2     DISCLOSURE STATEMENTS

         Any disclosure made with reference to one or more Sections of the Company Disclosure Statement or the Digital Disclosure Statement shall be deemed disclosed with respect to each other section therein as to which such disclosure is relevant provided that such relevance is reasonably apparent.

11.3     NOTICES, ETC.

         All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party when delivered personally (by courier service or otherwise), when delivered by facsimile (subject to confirmation of receipt), or seven days after being mailed by first-class mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

                           If to the Company:

                                    ViewStar Corporation
                                    1101 Marina Village Parkway
                                    Alameda, CA  94501
                                    Attn: Kamran Kheirolomoom, President
                                    Facsimile: (510) 337-2226

                                    with a copy to:

                                    Wilson Sonsini Goodrich & Rosati
                                    Professional Corporation
                                    650 Page Mill Road
                                    Palo Alto, CA  94304-1050
                                    Attn:  Robert B. Jack, Esq.
                                    Facsimile:  (415) 493-6811

                           If to Digital:

                                    Digital Systems International, Inc.
                                    6464 - 185th Avenue N.E.
                                    Redmond, WA  98052-5032
                                    Attn: Patrick S. Howard, President
                                    Facsimile: (206) 869-4511

                                    with a copy to:

                                    Perkins Coie
                                    1201 Third Avenue, 40th Floor
                                    Seattle, WA  98101-3099
                                    Attn:  Evelyn Cruz Sroufe, Esq.
                                    Facsimile:  (206) 583-8500

or to such other address as such party shall have designated by notice so given to each other party.

11.4     AMENDMENTS, WAIVERS, ETC.

         This Agreement may not be amended, changed, supplemented, waived or otherwise modified except by an instrument in writing signed by the party (or, in the case of Section 7.8, the Company Indemnitees) against whom enforcement is sought.


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
11.5     NO ASSIGNMENT

         This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and assigns; provided, however, that except as otherwise expressly set forth in this Agreement, neither the rights nor the obligations of any party may be assigned or delegated without the prior written consent of the other parties.

11.6     ENTIRE AGREEMENT

         Except as otherwise provided herein, this Agreement (together with the Confidentiality Agreement, to the extent set forth in Section 7.7) embodies the entire agreement and understanding among the parties relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. There are no representations, warranties or covenants by the parties hereto relating to such matter other than those expressly set forth in this Agreement (including the Company Disclosure Statement and the Digital Disclosure Statement) and any writings expressly required hereby.

11.7     SPECIFIC PERFORMANCE

         The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper to enforce this Agreement or to prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

11.8     REMEDIES CUMULATIVE

         Except as set forth in Section 10.2, all rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

11.9     NO WAIVER

         The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not


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
constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

11.10    NO THIRD PARTY BENEFICIARIES

         This Agreement is not intended to be for the benefit of and shall not be enforceable by any Person who is not a party hereto, except for the indemnification provisions contained in Section 7.8, which provisions may be enforced by any Company Indemnitee referred to therein and the provisions of
Article IV relating to the reduction in the Share Consideration, which provisions may be enforced by any officer, director or Affiliate of Digital who has incurred Digital Losses.

11.11    JURISDICTION

         Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Western District of Washington or any court of the state of Washington located in the city of Seattle or the United States District Court for the Northern District of California or any court of the state of California located in the city of San Francisco in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 11.11 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the state of Washington other than for such purpose. Digital and the Company hereby waive any right to a trial by jury in connection with any such action, suit or proceeding.

11.12    PUBLIC ANNOUNCEMENTS

         Digital and the Company will agree upon the timing and content of the initial press release to be issued describing the transactions contemplated by this Agreement, and will not make any public announcement thereof prior to reaching such agreement unless required to do so by applicable law or regulation. To the extent reasonably requested by either party, each party will thereafter consult with and provide reasonable cooperation to the other in connection with the issuance of further press releases or other public documents describing the transactions contemplated by this Agreement.


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
11.13    GOVERNING LAW

         This Agreement and all disputes hereunder shall be governed by and construed and enforced in accordance with the internal laws of the state of Washington, without regard to principles of conflict of laws.

11.14    NAME, CAPTIONS, ETC.

         The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not affect the interpretation or construction hereof. Unless otherwise specified (a) the terms "hereof" and "herein" and similar terms refer to this Agreement as a whole and
(b) references herein to Articles or Sections refer to articles or sections of this Agreement.

11.15    COUNTERPARTS

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies, each signed by less than all, but together signed by all, the parties hereto.


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
         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties set forth below.


DIGITAL SYSTEMS INTERNATIONAL, INC.         VIEWSTAR CORPORATION


By:                                          By:
   ------------------------------------          ------------------------------
      Name:                                          Name:
            ---------------------------                    --------------------
      Title:    President and Chief                  Title:  President and Chief
                Executive Officer                             Executive Officer


VISION MERGER CORPORATION


By:
    ----------------------------------
      Name:
           ---------------------------
      Title:  President




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